As filed with the Securities and Exchange Commission on April 6, 2016, 2016

Registration No. 333-207099

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AREM PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	8000	26-2124961
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

47 Mount Pleasant Road

 Nunawading, Victoria

 Australia  3131

(61) 424-158008

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas Tang

President and Chief Executive Officer

47 Mount Pleasant Road

 Nunawading, Victoria

 Australia

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel H. Luciano

Attorney-at-Law

242A West Valley Brook Road, Califon, NJ 07830

Telephone No.: (908) 832-5546

As soon as practicable and from time to time after the effective date of this Registration Statement.

Approximate date of proposed sale to the public

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ⌧

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ◻

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ◻

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ◻

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	◻	Accelerated filer	◻
Non-accelerated filer	◻ (Do not check if a smaller reporting company)	Smaller reporting company	⌧

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.000001/share	13,694,711 (2)	$0.05(3)	$684,735.55	$68.95

(1)

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)

Represents the number of shares of common stock currently outstanding to be sold by the selling security holders.

(3)

 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED _______, 2015

Arem Pacific Corporation

13,694,711 SHARES OF COMMON STOCK

This prospectus relates to the resale by certain selling security holders of Arem Pacific Corporation of up to 13,694,711 shares of common stock held by selling security holders of Arem Pacific Corporation.

The shares offered by this prospectus may be sold by the selling stockholders at $0.05 per share until the shares are quoted on the OTCQB® tier of OTC Markets or an exchange. Thereafter, they may sell in the open market at prevailing prices, through privately negotiated transactions or a combination of these methods. The resale of the shares by the selling stockholders is not subject to any underwriting agreement.  We will not receive any of the proceeds from the sale of such shares. We will bear all expenses of registration incurred in connection with this offering.

Our common stock is quoted on OTCPINK ® tier of OTC Markets Group under the symbol “ARPC”; however we have not provided any recent financial information on such marketplace and is the subject of a “stop sign” on such site. The trading market in our common stock is limited and sporadic. On October 26, 2015, the last reported sale price for our common stock was $1.49 per share.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR SHARES OF COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 9 BEFORE INVESTING IN OUR SHARES OF COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _______, 2015.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

PROSPECTUS SUMMARY

6

SUMMARY OF FINANCIAL INFORMATION

9

RISK FACTORS

11

USE OF PROCEEDS

15

DETERMINATION OF THE OFFERING PRICE

15

FORWARD-LOOKING STATEMENTS AND INFORMATION

15

SELLING SECURITY HOLDERS

16

PLAN OF DISTRIBUTION

32

DESCRIPTION OF BUSINESS

34

LEGAL PROCEEDINGS

38

MARKET FOR SECURITIES AND RELATED STOCKHOLDER MATTERS

38

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS  39

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

45

EXECUTIVE COMPENSATION

48

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

49

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

50

DESCRIPTION OF SECURITIES

50

SHARES ELIGIBLE FOR FUTURE SALE

52

LEGAL MATTERS

52

EXPERTS

52

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

53

WHERE YOU CAN FIND MORE INFORMATION

53

INDEX TO FINANCIAL STATEMENTS

F-1

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our,” “us,” “Arem” or “Arem Pacific-Delaware” refer to Arem Pacific Corporation, a Delaware company, and its subsidiaries unless the context otherwise indicates. The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

OUR COMPANY

Company Overview

We were incorporated in the State of Delaware on November 8, 2007 under the name of Aspen Global Corp. On June 10, 2008, we changed our name to Diversified Mortgage Workout Corp. On June 19, 2013, Arem Pacific Corporation, an Arizona corporation (“Arem Pacific-Arizona”), acquired voting control of the Company (then Diversified Workout Corporation). Subsequently, on August 8, 2013, we acquired all of the issued and outstanding shares of Arem Pacific Corporation, an Arizona corporation (“Arem Pacific-Arizona”), from its then existing shareholders. In connection with that transaction, we retired and returned to our treasury all of the capital stock acquired by Arem Pacific-Arizona in the July 19, 2013 transaction and we also changed our name in Delaware to Arem Pacific Corp (“Arem Pacific-Delaware”). On July 23, 2013, we effected a 388 to 1 reverse stock split of our common stock. Arem Pacific-Arizona, our wholly owned subsidiary, was incorporated on July 11, 2007.

In addition, on June 30, 2012, pursuant to an Acquisition Agreement with Sanyi Pty Ltd, an Australian company, Arem acquired all of the equity interest in that company. In exchange, the sole owner of Sanyi Pty Ltd, Mr. Xin Jin, received 10,000,000 shares of our common stock. The shares were issued on August 30, 2013.   We operate two wellness centers in Victoria State, Australia.  At our centers, we provide a range of services, including acupressure/reflexology, massage and cupping.

For fiscal year end 2014, we generated revenues of $501,948, which represents a 20% decrease from revenues of $628,033 for fiscal year 2013. Our fiscal year end 2014 total comprehensive loss was $92,893, which represents a 770% decrease from total comprehensive income of $12,108 for fiscal year 2013.

For the six month period ended December 31, 2015, we generated revenues of 191,966 as compared with revenues of $262,668 for the comparable period in 2014, a decrease of approximately 27%. Our pre tax, net gain for the six month period ended December 31, 2015 was $22,574, which represents an increase from the pre tax, net loss of $66,376 for the corresponding period in 2014.

We are an "emerging growth company" within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

Following this offering, we will continue to be an emerging growth company until the earliest to occur of (1) the last day of the fiscal year during which we had total annual gross revenues of at least $1 billion (as indexed for inflation), (2) the last day of the fiscal year following the fifth anniversary of the date of our initial public offering under this prospectus, (3) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt and (4) the date on which we are deemed to be a “large accelerated filer,” as defined under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”).

Under U.S. federal securities legislation, our common stock will be "penny stock". Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor's account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Our Corporate and Other Information

We were incorporated in the State of Delaware on November 8, 2007 under the name of Aspen Global Corp. On June 10, 2008, we changed our name to Diversified Mortgage Workout Corp. On June 19, 2013, Arem Pacific Corporation, an Arizona corporation (“Arem Pacific-Arizona”), acquired voting control of the Company (then Diversified Workout Corporation). Subsequently, on August 8, 2013, we acquired all of the issued and outstanding shares of Arem Pacific-Arizona, from its then existing shareholders. In connection with that transaction, we retired and returned to our treasury all of the capital stock acquired by Arem Pacific-Arizona in the July 19, 2013 transaction and we also changed our name in Delaware to Arem Pacific Corp. On July 23, 2013, we effected a 388 for 1 reverse split of our outstanding common stock. Arem Pacific-Arizona, our wholly owned subsidiary, was incorporated on July 11, 2007. In addition, on June 30, 2012, pursuant to an Acquisition Agreement with Sanyi Pty Ltd, an Australian company, we acquired all of the equity interest in that company.

Our corporate structure is depicted below:

Arem Pacific Corporation a Delaware company
100% owned
Arem Pacific Corporation an Arizona company
100% owned
Sanyi Pty Ltd an Australian company

Our principal office address is 47 Mount Pleasant Road, Nunawading, Victoria, Australia 3131 and our telephone is (61) 424-158008.  As of March 31, 2015, we have 12 employees, including four officers who work part-time for the company. Currently, we do not have a web-site.

We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended defines the term “blank check company” to mean, any development stage company that is issuing a penny stock that, “(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies.” We have a specific plan and purpose.   Our business purpose is to expend our existing wellness business through acquisitions and franchised locations.  In Securities Act Release No. 6932 which adopted rules relating to blank check offerings, the Securities and Exchange Commission stated in II DISCUSSION OF THE RULES, A. Scope of Rule 419, that, “Rule 419 does not apply to...start-up companies with specific business plans...even if operations have not commenced at the time of the offering.”

We have no present plans to be acquired or to merge with another company nor do we, nor any of our shareholders, have any plans to enter into a change of control or similar transaction, however, we intend to acquire complementary service providers in the future to grow our operations.

THE OFFERING

Securities offered:	The selling stockholders are offering hereby up to 13,694,711 shares of common stock.

Offering price:

The shares offered by this prospectus may be sold by the selling stockholders at $0.05 per share until the shares are quoted on the OTCQB® tier of OTC Markets or an exchange. Thereafter, they may sell in the open market at prevailing prices, through privately negotiated transactions or a combination of these methods.

Shares outstanding prior to offering:	227,487,617

Shares outstanding after offering:	227,487,617

Market for the common shares:

Our common stock is quoted on OTCPINK ® tier of OTC Markets Group under the symbol “ARPC”; however we have not provided any recent financial information on such marketplace and is the subject of a “stop sign” on such site.  After the effective date of the registration statement relating to this prospectus, we may seek to apply to the OTCQB tier.

Our current trading market is limited, and there is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

SUMMARY OF FINANCIAL INFORMATION

The following table summarizes selected historical financial data regarding our business and should be read in conjunction with our consolidated financial statements and related notes contained elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The summary consolidated statement of income for the fiscal years ended June 30, 2015 and 2014 respectively and the summary balance sheet data as of June 30, 2015 and 2014 are derived from the audited consolidated financial statements of Arem Pacific Corporation, a Delaware corporation, included elsewhere in this prospectus. We derived our summary consolidated financial data for the six months ended December 31, 2015 and 2014, respectively, from our unaudited consolidated financial statements included elsewhere in this prospectus, which include all adjustments, consisting of normal recurring adjustments, that our management considers necessary for a fair presentation of our financial position and results of operations as of the dates and for the periods presented. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period.

Balance Sheets

December 31, 2015 (Unaudited)

Cash and cash equivalents	$13,559
Total Current Assets	51,168
Total Current Liabilities	138,568
Total Stockholders’ Equity	$4,764

	June 30, 2015	June 30, 2014
	(Audited)	(Audited)
Cash and cash equivalents	$55,609	$29,673
Total Current Assets	106,852	94,211
Total Current Liabilities	227,932	295,243
Total Stockholders’ (Deficit) Equity	(24,288)	(60,560)

Statements of Operations

	Six Months Ended December 31, 2015 (Unaudited)	Six Months Ended December 31, 2014 (Unaudited)
Revenues	$191,966	$262,668
Pre-Tax Income (Loss)	22,659	(66,376)
Total Comprehensive Income (Loss)	$29,052	$(64,566)

	Year Ended June 30, 2015 (audited)	Year Ended June 30, 2014 (audited)
Revenues	$485,724	$501,948
Pre-Tax Net Income (Loss)	(132,472)	(89,569)
Total Comprehensive Income (Loss)	$(97,422)	$(92,893)

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

Risk Factors Relating to Our Business

WE HAVE LIMITED OPERATING HISTORY AND LIMITED BUSINESS GROWTH.  We acquired the wellness business of Sanyi Pty during 2012, therefore we have had limited operations which makes it difficult to evaluate our business and our prospects. In addition, to date, we have not experienced substantial growth in our business.  The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small operating company trying to expand its business enterprise and the highly competitive environment in which we will operate. Therefore, there can be no assurance that the business of the Company will grow in the future. Moreover, because of our limited operating history, it is difficult to extrapolate any meaningful projections about the Company's future.

WE WILL NEED ADDITIONAL FINANCING IN ORDER TO GROW OUR BUSINESS. We do not have significant assets with which to expand our business. We intend to expand our business through the opening of additional locations. These capital expenditures are intended to be funded from third party sources, including the incurring of debt and/or the sale of additional equity securities. In addition to requiring additional financing to fund expansion, the Company may require additional financing to fund working capital and operating losses in the future should the need arise. The incurrence of debt creates additional financial leverage and therefore an increase in the financial risk of the Company's operations. The sale of additional equity securities will be dilutive to the interests of current equity holders. In addition, there can be no assurance that such additional financing, whether debt or equity, will be available to the Company or that it will be available on acceptable commercial terms. Any inability to secure such additional financing on appropriate terms could have a materially adverse impact on the business, financial condition and operating results of the Company.

OUR INDUSTRY IS HIGHLY COMPETITIVE WITH LIMITED BARRIERS TO ENTRY WHICH COULD LIMIT OUR ABILITY TO MAINTAIN OR INCREASE MARKET SHARE. Our industry is highly competitive with limited barriers to entry. We provide our services in local markets and compete with companies providing similar services. The barriers to entry in this industry are limited which makes it easy for competitors to open new shops near our current locations. Many of our competitors have greater marketing, financial and other resources than us that, among other things, could enable them to attempt to maintain or increase their market share by reducing prices. In order to be competitive, we may have to similarly reduce our prices which in turn will affect our results of operation.

AS WE UNDERTAKE OUR BUSINESS, WE WILL BE SUBJECT TO COMPLIANCE WITH GOVERNMENT REGULATION THAT MAY INCREASE THE ANTICIPATED COST OF OUR EXPANSION PROGRAM. Currently, there are no governmental regulations that materially restrict the wellness business. We are subject to the laws of Victoria, Australian as administered by Victoria's Business Licensing Authority (BLA) as we carry out our business. We may be required to obtain work permits in the event that we do not have enough local to do the job, negotiate with shopping malls on terms and rental rate, recruitment and training, shop fittings and refurbishment to comply with rules and regulations of the shopping mall such as operation hours, signage, promotion and cleanliness

There is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our expansion and franchising program. We will also have to sustain the cost of renovation or improvement on the outlet once every five years as required by the shopping malls. If renovation costs exceed our cash reserves we may be unable to complete our expansion program and have to abandon the outlet(s).

OUR FEES ARE BASED ON NUMEROUS FACTORS OUTSIDE OF OUR CONTROL. Numerous factors beyond our control may affect the marketability of our services and our fee structure. These factors include the local and regional economies, the competition, shortage of human resource, competition and government regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in this offering by existing investors.

OUR OFFICERS AND DIRECTORS MAY HAVE A CONFLICT OF INTEREST WITH THE MINORITY SHAREHOLDERS AT SOME TIME IN THE FUTURE.  SINCE THE MAJORITY OF OUR SHARES OF COMMON STOCK ARE OWNED BY OUR PRESIDENT/CHIEF EXECUTIVE OFFICER AND DIRECTORS, OUR OTHER STOCKHOLDERS MAY NOT BE ABLE TO INFLUENCE CONTROL OF THE COMPANY OR DECISION MAKING BY MANAGEMENT OF THE COMPANY. Our Officers and Directors beneficially own 38.4% of our outstanding common stock. The interests of our Officers and Directors may not be, at all times, the same as that of our other shareholders. Our Officers and Directors are not simply passive investors but are also executives of the Company, their interests as executives may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our directors exercising, in a manner fair to all of our shareholders, their fiduciary duties as officers or as member of the Company’s Board of Directors. Also, our directors will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our articles of incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

BECAUSE OUR OFFICERS AND DIRECTORS MAY IN FUTURE HAVE OUTSIDE BUSINESS ACTIVITIES, THERE IS A POTENTIAL CONFLICT OF INTEREST, INCLUDING THE AMOUNT OF TIME THEY WILL BE ABLE TO DEDICATE TO THE COMPANY. Currently our officers, who are also directors, have been working on promoting business for the Company.  A potential conflict of interest may arise in the future that may cause our business to fail, including conflicts of interest in allocating their time to our company and their other business interests. While our officers have verbally agreed to devote sufficient time and attention to the affairs of the Company, we have no written arrangement with our officers regarding this matter. In addition, our Vice President, Mr. Xin Jin also is the owner of 14 other wellness centers throughout Melbourne, Australia. As a result of his ownership of these other centers, we may face conflicts between business decisions that he may have to make regarding our operations and that of his other centers.

IF THE SELLING SHAREHOLDERS SELL A LARGE NUMBER OF SHARES ALL AT ONCE OR IN BLOCKS, THE MARKET PRICE OF OUR SHARES WOULD MOST LIKELY DECLINE.

The Company is offering up to 13,694,711 shares of our common stock through this prospectus. Our common stock is presently is traded on a limited and sporadic basis the OTCPINK ® tier of OTC Markets Group. However, should a market develop, shares sold at a price below the current market price at which the common stock is quoted will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 6% of the common shares outstanding as of the date of this prospectus.

RISKS FACTORS RELATING TO OUR COMMON STOCK. Our common stock is quoted on OTCPINK® tier of OTC Markets Group under the symbol “ARPC”; however we have not provided any recent financial information on such marketplace and our stock is the subject of a “stop sign” on such site. To date, the market for our common stock has been limited and sporadic. While we intend to have our stock quoted on the OTCQB®  tier of the OTC Markets Group, there can be no assurance that we will be successful in having our common stock quoted on the OTCQB®  tier nor that we will be able to successfully develop a public market. If our common stock is not quoted on OTCQB®  tier, it may be very difficult for an investor to find a buyer for their shares in our Company.

OUR COMMON STOCK IS SUBJECT TO THE “PENNY STOCK” RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK. Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

IN THE FUTURE, WE MAY ISSUE ADDITIONAL COMMON SHARES, WHICH WOULD REDUCE INVESTORS’ PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 500,000,000 shares of common stock.  As of July 7, 2015, the Company had 228,003,081 shares of common stock outstanding. Accordingly, we may issue up to an additional 271,996,919 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

UPON EFFECTIVENESS OF THIS REGISTRATION STATEMENT, WE WILL NOT BE A FULLY REPORTING COMPANY UNDER SECTION 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934, RATHER WE WILL BE SUBJECT TO THE REPORTING REQUIREMENTS OF SECTION 15(D) OF THE EXCHANGE ACT WHICH IS LESS RESTRICTIVE ON US AND OUR INSIDERS.  In order for us to become a fully reporting company under Section 12(g) of the Exchange Act, we will have to file a Registration Statement on Form 8-A. If we do not become subject to Section 12 of the Exchange Act, we will be subject to Section 15(d) of the Exchange Act, and as such we will not be required to comply with (i)  the proxy statement requirements which means shareholders may have less notice of pending matters, and (ii) the Williams Act which requires disclosure of persons or groups that acquire 5% of a company’s publicly traded stock and also regulates tender offers.  In addition, our officer, director and 10% stockholder will not be required to submit reports to the SEC on their stock ownership and stock trading activity. These reports include Form 3, 4 and 5. Therefore, as a shareholder, less information and disclosure concerning these matters will be available to you.

WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM. We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

YOU MAY EXPERIENCE DIFFICULTIES IN EFFECTING SERVICE OF LEGAL PROCESS, ENFORCING FOREIGN JUDGMENTS OR BRINGING ORIGINAL ACTIONS IN AUSTRALIA  BASED ON UNITED STATES OR OTHER FOREIGN LAWS AGAINST US, OUR MANAGEMENT OR THE EXPERTS NAMED IN THE PROSPECTUS.

We conduct substantially all of our operations in Australia and substantially all of our assets are located in Australia. In addition, all of our senior executive officers reside within Australia. As a result, it may not be possible to affect service of process within the United States or elsewhere outside Australia upon our senior executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws.

Australia does not have treaties with the United States providing for the reciprocal recognition and enforcement of court judgments, it is uncertain with regard to whether courts of Australia would recognize or enforce judgments of U.S. courts against us or our directors or officers pursuant to civil liability provisions of the securities laws of the United States or any state in the United States; or exercise jurisdiction over actions brought against us or our directors or officers pursuant to the securities laws of the United States or any state in the United States.

REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES MAY MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS. We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•

submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

•

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any January 31 before that time, we would cease to be an emerging growth company as of the following December 31, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth  company the following fiscal year, or if we issue more than $1 billion in  non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately.

Notwithstanding the above, we are also currently a "smaller reporting company," meaning that we are not an investment company, an asset-backed issuer, nor a majority-owned subsidiary of a parent company that is not a smaller reporting company, and has a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year.  If we are still considered a "smaller reporting company" at such time as we cease to be an "emerging growth company," we will be subject to increased disclosure requirements.  However, the disclosure requirements will still be less than they would be if we were not considered either an "emerging growth company" or a "smaller reporting company."  Specifically, similar to "emerging growth companies", "smaller reporting companies" are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2015; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in its SEC filings due to its status as an "emerging growth company" or "smaller reporting company" may make us less attractive to investors given that it will be harder for investors to analyze the Company's results of operations and financial prospects and, as a result, it may be difficult for us to raise additional capital as and when we need it.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling security holders.

DETERMINATION OF THE OFFERING PRICE

As there is no established public market for our shares, we have arbitrarily determined the offering price and other terms and conditions relative to our shares and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, we have not consulted any investment banker, appraiser, or other independent third party concerning the offering price for the shares or the fairness of the offering price used for the shares. The shares offered by this prospectus may be sold by the selling stockholders at $0.05 per share until the shares are quoted on the OTCQB® tier of OTC Markets or an exchange. Thereafter, they may sell in the open market at prevailing prices, through privately negotiated transactions or a combination of these methods.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” beginning on page 9 that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.  The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of the date hereof, by the selling security holders prior to the offering by existing shareholders contemplated by this prospectus, the number of shares each selling security holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 228,003,081 shares of our common stock issued and outstanding as of July 7, 2015. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

SELLING SHAREHOLDERS LIST OF AREM PACIFIC CORPORATION
Selling Shareholders	Shares of Common Stock owned prior to Offering(1)	Maximum Number of Shares of Common Stock to be offered	Shares of Common Stock owned after Offering(2)	Percent of Common Stock owned after Offering(2)
ABAS AMEERALI BIN	4,000,000	400,000	3,600,000	90%
ACOSTA & JESUS OSVALDO SILVIA I IBANEZ DE ACOSTA	31	31	0	0
AGUIAR ALEJANDRO DRUCAROFF	13	13	0	0
AGUILAR ALESANDRO DRUCAROF	129	12	117	90%
AKERMAN & NOE M OLGA ESPINSKY	91	91	0	0
ALAFACI MICHAEL	10,000	1,000	9,000	90%
ALAGNA & DOMENICA FARA DE TERESA ALAGNA DE MONTU	3	3	0	0
ALALOUF & MONICA S DE SALVADOR ALALOUF	6	6	0	0
ALEJANDRO & PUENTE MARIA LUCILA MIGLIORE	16	16	0	0
ALLEN JANET E	26	26	0	0
ALMES JANE	4	4	0	0
ALVES & ANTONIO FERREIRA LIDIA M RIBA DE FERREIRA ALVES	15	15	0	0
ARCURI & CARMELO E MIRTA G ARISTIDE JTWROS	11	11	0	0
ARIAS & MARIA JOSEFINA JUAREZ RAFAEL E CORREA LLANO	11	11	0	0
ARQUERO & MATEO A MARIA S RUGGIERI	3	3	0	0
BABAB FAMILY HOLDINGS INC	52	52	0	0
BAI LU	10,900	1,090	9,810	90%
BAIN & GLADYS ELSA M DE BAIN	11	11	0	0
BAIOCCHINI & ERNESTO JULIO MARIA ELENA CONDE BAIOCCHINI	13	13	0	0
BALDUCCI & MARIA E FERRARI & MARIENRIQUE E ENRIQUE A BALDUCCI	6	6	0	0
BARLETTA & MARCELO ALEJANDRO TERESA ZUNGRI DE BARLETTA	3	3	0	0
BARROS & ROSA VCB DE SOUTO BARROS & EDUARDO SOUTO CLAUDIA A SOUTO BARROS Y SILVINA N SOUTO BARROS	91	91	0	0
BARTHOLOMAI & GUALTERIO B FRANSISCA JL DE BARTHOLOMAI	21	21	0	0
BASILE & MIGUEL JUANA DE MUZIO	21	21	0	0
BAUMANN & HANS EBERHARD HAYDEE H MONETTI DE BAUMANN	7	7	0	0
BCOCOLLO & PABLO DOLORES RANA DE COCCOLO	3	3	0	0
BEAVER VREEK FINANCIAL CORP	1,608	160	1,448	90%
BENNETT ALLEN	10	10	0	0
BEREZOVSKY & MICAEL A GABRIELA P BARINDORFF	16	16	0	0
BERGNER RENATA ISABEL	34	34	0	0
BETTINOTTI & JORGE L GABRIEL E MESCH	4	4	0	0
BLADWIN CHRISTOPHER J	20,000	2,000	18,000	90%
BOBAL & BRIAN J JACQUELINE BOBAL JT TEN	2	2	0	0

SELLING SHAREHOLDERS LIST OF AREM PACIFIC CORPORATION
Selling Shareholders	Shares of Common Stock owned prior to Offering(1)	Maximum Number of Shares of Common Stock to be offered	Shares of Common Stock owned after Offering(2)	Percent of Common Stock owned after Offering(2)
BOGLIONE JUAN CARLOS	5	5	0	0
BOO HAM WEE	5,000	500	4,500	90%
BOTTINI JOSE BERNARDO	52	52	0	0
BOVER & CAROLINA MEYER & VIVIANA MAXIMILIANO MEYER	10	10	0	0
BRANSFIELD DENISE	12,887	1,288	11,599	90%
BUNGE & SILVIA NICOLAS WINGORD & MARINA WINGORD	8	8	0	0
BURSON III EN	3,554	355	3,199	90%
BURSON III ERNEST N	3,539	353	3,186	90%
BUSTELO & OSVALDO J MARIA E POSTERMAK	3	3	0	0
THE CADDO CORPORATION	25,787	2578	23,209	90%
CAI LAN	1,500	150	1,350	90%
CANDIA CORP	52	52	0	0
CANDIDUS CORPORATION	10	10	0	0
CANDRIAN DANIEL C	10	10	0	0
CAPITAL INTERNATIONAL SECURITIES GROUP	210	21	189	90%
CARDENAL & RICARDO ROSA A CACCAVIELLO	19	19	0	0
CASTANO ANTONIO F	16	16	0	0
CATTERSON THOMAS	10	10	0	0
CEDE & CO	83,165	8,316	74,849	90%
CEIRANO DANIEL NORBERTO	8	8	0	0
CERINO ERNESTO EDUARDO	13	13	0	0
CHANGHAI CHEN	50,000	5,000	45,000	90%
CHAO HE YI	10,000	1,000	9,000	90%
CHENFUDONG	100,000	10,000	90,000	90%
CHEN QINMING	1,000	100	900	90%
CHEN SHUHUAN	10,000	1,000	9,000	90%
CHEN YINGSHI	25,000	2,500	22,500	90%
CHEN YUAN	10,000	1,000	9,000	90%
CHEN ZHONGLIANG	200,000	20,000	180,000	90%
CHENG LOKE SUET	20,000	2,000	18,000	90%
CHOON TONG HEE	10,500	1,050	9,450	90%
CIARROCA & JULIO CESAR DORA L MORABITO	7	7	0	0
CIC INVESTMENTS INC	7	7	0	0
CIOCIOLA STELLA MARIS	19	19	0	0
CISNEROS & HECTOR H CELESTE A DE CISNEROS	3	3	0	0
COLEMAN NANCY	1	1	0	0
COLSON & EDNA I KELLY DE COLSON & EDUARDO S ROMINA COLSON	3	3	0	0
COMMANDER HOWARD	11	11	0	0

SELLING SHAREHOLDERS LIST OF AREM PACIFIC CORPORATION
Selling Shareholders	Shares of Common Stock owned prior to Offering(1)	Maximum Number of Shares of Common Stock to be offered	Shares of Common Stock owned after Offering(2)	Percent of Common Stock owned after Offering(2)
CONTI ROBERT	6	6	0	0
CORIA & GRACIELA I MARTINA LAPLANE	39	39	0	0
CORIA & GRACIELA I MARTINA LAPLANE JT TEN	1	1	0	0
COSTA BRUNO R	450,000	45,000	405,000	90%
COSTEDCAT & ROBERTO E MARIA GABRIELA JARRIGE JTWROS	2	2	0	0
COSTEDOAT ROBERTO	3	3	0	0
CREMONINI & ANDRES S EMILIO O CREMONINI	47	47	0	0
CRIBBAR VENTURES LIMITED	39	39	0	0
CROOKS TONI	2	2	0	0
CUNEO & MARIA CRISTINA JUAN C RAWSON PAZ	31	31	0	0
CURATELLA & ELINA MARIA FLORENCIA CECILIA MAIDANA	21	21	0	0
CURTI & ORLANDO ALBINA CARMEN ANTINORI DE CURTI	42	42	0	0
DAI XIAOMING	10,000	1,000	9,000	90%
DALE FINANCIAL CONSULTING SERVICES INC	80	80	0	0
DANE & JOHN WILLIAM VALERIE MARIE DANE TEN ENT	258	25	233	90%
DANNER WILBERT C	13	13	0	0
DAVIDSON LEWIS	6	6	0	0
DE CAMPODONICO & EDUARDO M LARRINAGA & MARIA R MIRAGLIA SILVIA A C DE CAMPODONICO	13	13	0	0
DE PRIETO ALICIA ELENA DALLORSO	21	21	0	0
DENG HONGYAN	5,000	500	4,500	90%
DESCOVICH & DARIO L FRANCISCA PARCHI & ANDRES L DESCOVICH JT TEN	4	4	0	0
DESCOVICH & FRANSISCA PARCHI DARIO L DE DESCOVICH & ANDRES L DESCOVISCH	16	16	0	0
DESILLA & VICTORIA LAURA GARDI	21	21	0	0
DIAS & SILVANA C LUIS PERAZZO JT TEN	2	2	0	0
DOLIN ROBERT J	516	51	465	90%
DOMINICIS & EDUARDO C DE MONICA G FORGIONE	6	6	0	0
DONALDSON LUFKIN & JENRETTE SECURITIES CORPORATION C/F DIANA MANGRAVETE	29	29	0	0
DORA SMITH	13	13	0	0
DORLEANS & LENOTES JACQUELINE DORLEANS JTWROS	29	29	0	0
DORLEANS & LENOTES JACQUELINE DORLEANS JT TEN	8	8	0	0
DUFFY PAUL K	129	12	117	90%
EASTBRIDGE INVESTMENT CORPORATION	8,000,000	800,000	7,200,000	90%
EHRLICH & AXEL T SILVIA MAIER DE EHRLICH	26	26	0	0
EN BURSON III	168	16	152	90%
ENGEL & ALEJANDRO E MARIA INES COLLE DE ENGEL	78	78	0	0

SELLING SHAREHOLDERS LIST OF AREM PACIFIC CORPORATION
Selling Shareholders	Shares of Common Stock owned prior to Offering(1)	Maximum Number of Shares of Common Stock to be offered	Shares of Common Stock owned after Offering(2)	Percent of Common Stock owned after Offering(2)
ERASO & JAVIER I ESTER G ERASO	3	3	0	0
EUROPEAN SWIMWEAR IMPORTS UK LTD	8	8	0	0
EXCHANGE S R L	39	39	0	0
EZELL III BOYCE F	11	11	0	0
FABRE RICARDO J	52	52	0	0
FAILLA BEATRIZ SPITTA DE	3	3	0	0
FELICE & ROBERT F SUSAN J FELICE TEN ENT	3	3	0	0
FENG CHEN	50,000	5,000	45,000	90%
FERNANDEZ JOSE E	4	4	0	0
FERNANDEZ & MARIO L ELSA S DE FRANCESCO	26	26	0	0
FERNANDEZ & ROBERTO JORGE EULALIA RODRIGUEZ DE FERNANDEZ	6	6	0	0
FERREYRA & GABRIELA A PONCE DE LEON & EGLE E EGLE A PONCE DE LEON & LAURA E PONCE	3	3	0	0
FERREYRA & GABRIELA PONCE DE LEAON & EGLE PONCE DE LEON & LAURA PONCE DE LEON JTWROS	1	1	0	0
FILLIOL GUSTAVO	12	12	0	0
FIRST CAPITAL RESOURCE INC	27	27	0	0
FISCHER KARINA CLAUDIA	78	78	0	0
FISCHER & BIBI HERSKIND DE ERNESTO PEDRO FISCHER	8	8	0	0
FISCHER & BIBI HERSKIND ERNESTO PEDRO DE FISCHER & CARINA C FISCHER	31	31	0	0
FISKE ANDREW	316	31	285	90%
FLECK ISABEL ANA MARIA	26	26	0	0
FORGIONE & BEATRIZ LUIS FORGIONE	3	3	0	0
FRIEDMAN MARC	2	2	0	0
FURIA ARTHUR J	29	29	0	0
FUYAO LIU	3,400	340	3,060	90%
GANDIA TONY	22	22	0	0
GARCIA MONICA ESTELA	26	26	0	0
GARCIA & NORMA A OSCAR E REOS & CHRISTIAN A REOS	8	8	0	0
GARCIA & ROBERTO A MONICA N RAPETTI	3	3	0	0
GARCIA & MONICA NOEMI MORABITO DE GARCIA ALBERTO NESTOR & EZEQUIEL GARCIA MORABITO	16	16	0	0
GARDI & LAURA ALEJANDRO ENGEL	39	39	0	0
GARIONI & MARLENE I BOE JUAN G GARIONI	6	6	0	0
GASTRELL & ROSA MARIA GENOUD DE MARTA GENOUD	3	3	0	0
GAZZOLA & ROMEO A FANNY Z DE GAZZOLA	13	13	0	0
GBS CAPITAL INVESTMENTS CORPORATION	7	7	0	0

SELLING SHAREHOLDERS LIST OF AREM PACIFIC CORPORATION
Selling Shareholders	Shares of Common Stock owned prior to Offering(1)	Maximum Number of Shares of Common Stock to be offered	Shares of Common Stock owned after Offering(2)	Percent of Common Stock owned after Offering(2)
GENOUD & MARTA VIVIANA PRINCE DIT CLOTTU	3	3	0	0
GENTILE ROSE	10,000	1,000	9,000	90%
GILIO NANCY	40,000	4,000	36,000	90%
GIORDANO DANIEL	3	3	0	0
GIULIANI & MARIA LUIS MATEO CRISETTI	6	6	0	0
GLOBAL ASSET MANAGEMENT INC	65	65	0	0
GLOBAL FINANCIAL ADVISORS LTD	26	26	0	0
GOLD EVELYN	1	1	0	0
GOLD MICHAEL	1	1	0	0
GONZALEZ RODOLFO D	26	26	0	0
GONZALEZ SERGIO E	11	11	0	0
GONZALEZ VIVIANA R	11	11	0	0
GONZALEZ & MIRTA ISABEL EMMA MARIA AVALLE	7	7	0	0
GRAFF RONALD	3	3	0	0
GRASSMANN & BERND CECILIA ROCCA	8	8	0	0
GRASSMANN & MONICA A ANA M FRANCK DE GRASSMANN	11	11	0	0
GRAVENHORST & HELGA GRAVENHORST & ANDRES GRAVENHORST & RICARDO SONIA GRAVENHORST & CHRISTIAN GRAVENHORST JTWROS	11	11	0	0
GUGLIOTTI MARY	55,000	5,500	49,500	90%
GUICHANDUT & PATRICIA SUSANA LUIS MATEO CRISETTI	26	26	0	0
GUO HUANCAI	10,000	1,000	9,000	90%
GUO JIAN	21,000	2,100	18,900	90%
GUO WANG HONG	17,200	1,720	15,480	90%
HABERKORN FLORA	10	10	0	0
HAMMERER DANIEL	12	12	0	0
HAMMERER DANIEL G	13	13	0	0
HAMMERER DIEGO G	6	6	0	0
HAMMERER GERARDO	58	58	0	0
HAN XIE XIAO	20,000	2,000	18,000	90%
HANDLINE JAY	13	13	0	0
HAWKESBURY FUNDING INC	484	48	436	90%
HE HONGMING	10,500	1,050	9,450	90%
HECKLEMAN WENDY	1	1	0	0
HENG FOO SAE	10,000	1,000	9,000	90%
HERMIDA & MARCELO FERNANDO GISELA PRINCE DIT CLOTTU	21	21	0	0
HERMIDA & MARCELO FERNANDO VINCENTA GONZALEZ DE HERMIDA	13	13	0	0

SELLING SHAREHOLDERS LIST OF AREM PACIFIC CORPORATION
Selling Shareholders	Shares of Common Stock owned prior to Offering(1)	Maximum Number of Shares of Common Stock to be offered	Shares of Common Stock owned after Offering(2)	Percent of Common Stock owned after Offering(2)
HILL ARIKI	20,000	2,000	18,000	90%
HOCHRAICH & MARCELO SCHNEIDER & LUCY E SILVIA P SCHNEIDER	26	26	0	0
HOHENAUER & BRIGIDA ILSE HOLZER	13	13	0	0
HOLM & GERTRUDIS JENNY DE JUAN CG DE HOLM	39	39	0	0
HOLM & GUILLERMO F JUAN CG HOLM	8	8	0	0
HOLM & JUAN C JUAN CG HOLM	26	26	0	0
HOLM & JUAN CG GERTRUDIS JENNY DE HOLM	39	39	0	0
HOLST & ELFRIDA MARGARITA HM GLEICHENTHEIL	19	19	0	0
HOLZER GRETE KUNICK	7	7	0	0
HOLZER & ILSE BRIGIDA HOHENAUER	52	52	0	0
HOLZER & OLUK GLORIA A SILVANO	26	26	0	0
HONG LI'E	951,000	95,100	855,900	90%
HONG LIZHEN	500	50	450	90%
HONG XIULI	500	50	450	90%
HONG YUMING	11,000	1,100	9,900	90%
HOWELL SCOTT	3	3	0	0
HUA YU YUE	91,300	9,130	82,170	90%
HUANG CUI	1,000,000	100,000	900,000	90%
HUANG LI	100,000	10,000	90,000	90%
HUANG YUQUN	10,000	1,000	9,000	90%
HUBER JUANA L MOHN DE	21	21	0	0
HUI SHI	51,000	5,100	45,900	90%
HURTADO & HAYDEE L DE RICARDO A HURTADO	39	39	0	0
HUYSMAN JAMIE	11	11	0	0
IGLESIAS & OLGA C MANUEL R IGLESIAS JTWROS	13	13	0	0
ILLAS & GUSTAVO C DIANA B DE ILLAS	8	8	0	0
JACOB & ELMA IRMA HARTUNG DE URSULA JACOB	3	3	0	0
JACOB & URSULA MARION BEATRIZ ARNOLD	11	11	0	0
JACOBO & SHEBAR ELIAS	3	3	0	0
JAJAM & ESTELA B ANA F SILBERING	8	8	0	0
JAMES & DENIS KERRY JAMES JT TEN	1	1	0	0
JARITZ & ERICA M HOLZER HEINZ KUNICK DEPPE	155	15	140	90%
JAY MERITA	1	1	0	0
JAY SCOTT	1	1	0	0
JI JIN JIAN	40,000	4,000	36,000	90%
JI TAO	50,000	5,000	45,000	90%
JIN JIUNING	20,000	2,000	18,000	90%

SELLING SHAREHOLDERS LIST OF AREM PACIFIC CORPORATION
Selling Shareholders	Shares of Common Stock owned prior to Offering(1)	Maximum Number of Shares of Common Stock to be offered	Shares of Common Stock owned after Offering(2)	Percent of Common Stock owned after Offering(2)
JIN MINGJIANG	5,000	500	4,500	90%
JIN XIN	19,410,000	1,941,000	17,469,000	90%
JMONTU & JORGE TERESA ALAGNA DE MONTU	7	7	0	0
JORGE & MELE JOSEFINA M BROCCA	3	3	0	0
JUDKOWITZ HARVEY	7	7	0	0
JUDKOWITZ HARVEY	52	52	0	0
KACZMAREK PATRICIA S	26	26	0	0
KAPIRIS HARRY	20,000	2,000	18,000	90%
KEAT WOO KA	5,000	500	4,500	90%
KELLY JOHN W	3	3	0	0
KHOON YEOH AIK	50,000	5,000	45,000	90%
KIANG CHUA SIEW	5,000	500	4,500	90%
KIANG LIM TEE	9,000	900	8,100	90%
KING KIMBERLY	13	13	0	0
KINGSTON BARBARA BURSON	11	11	0	0
KLUCK & ELSA M DE MANFREDO G KLUCK	16	16	0	0
KNUTZEN KLAUS	21	21	0	0
KREIZMAN & MICHAEL MATILDA KREIZMAN JTWROS	13	13	0	0
KRUGER ERNESTO A	47	47	0	0
KRYMER & HORACIO DANIEL ALICIA L VACA DE KRYMER	3	3	0	0
LARRINAGA & CAMPODONICO SILVIA & EDUARDO MARIA MIRAGLIA MARIA ROSA	13	13	0	0
LATERZA AMELIA	13	13	0	0
LATERZA MARIA CRISTINA	10	10	0	0
LATERZA & ANA CLAUDIA MARIA ANA CAUSA	8	8	0	0
LAWSON PETER	10,000	1,000	9,000	90%
LE PANTO WORLDWIDE ENTERPRISES LTD	155	15	140	90%
LEONARDI & CARLOS A FABIANA A RASMUSSEN	3	3	0	0
CHI YUEN LEONG	29,495,000	2,949,500	26,545,500	90%
WEI LI LEONG	501,000	50,100	450,900	90%
KIN CHIU LEUNG	5,000,000	500,000	4,500,000	90%
LI DONGXIN	10,000	1,000	9,000	90%
LI JIAN HUANG	51,000	5,100	45,900	90%
LI JIANMEI	500	50	450	90%
LI JIANYUN	500	50	450	90%
LI SU GUO	1,000	100	900	90%
LI WEI DONG	10,500	1,050	9,450	90%

SELLING SHAREHOLDERS LIST OF AREM PACIFIC CORPORATION
Selling Shareholders	Shares of Common Stock owned prior to Offering(1)	Maximum Number of Shares of Common Stock to be offered	Shares of Common Stock owned after Offering(2)	Percent of Common Stock owned after Offering(2)
LI WEIHUA	1,000	100	900	90%
LI XIA	800	80	720	90%
LI YONGJIA	300,000	30,000	270,000	90%
LI YU PING	500,000	50,000	450,000	90%
LIANG HE	50,000	5,000	45,000	90%
LIANG MIN ZHAO	2,200,000	220,000	1,980,000	90%
LIAO SAIFANG	2,501,000	250,100	2,250,900	90%
LIECHTENSTEIN & RODOLFO E DE LIECHTENSTEIN	3	3	0	0
LIENHARD & THOR STEEN INGE NEUMANN DE LIENHARD	21	21	0	0
LIN QING SONG	500,000	50,000	450,000	90%
LIN XIAN RONG	10,000	1,000	9,000	90%
LINARES RONALD T	284	28	256	90%
LINDEL & FEDERICO BEATRIZ MERNES DE LINDEL	21	21	0	0
LITTMAN ERIC P	1	1	0	0
LIU WEI	266,000	26,600	239,400	90%
LIU XIYANG	1,200	120	1,080	90%
LIU YONG BAO	10,000	1,000	9,000	90%
LIU ZHIYI	100,000	10,000	90,000	90%
LOPEZ GREGORIA	3	3	0	0
LOVELADY RAY	3	3	0	0
LU YAN ZHEN	500	50	450	90%
LURIE TTEE FBO LAURENCE LURIE LAURENCE REVOCABLE LIVING TRUST	145	14	131	90%
MA XIAOJUAN	10,000	1,000	9,000	90%
MAIDANA JUAN CARLOS	65	65	0	0
MANDEL & ANDRES V OSCAR O CAMBIASO	16	16	0	0
MAQUEDA & CLAUDIA M GILBERTO O BURGOS	142	14	128	90%
MARINO & MANUEL JORGE GLORIA M DE MARINO	7	7	0	0
MARKL & GERARDO LAURA CASTELLUCCIO DE MARKL	65	65	0	0
MARTINITTO & EMILSE DI GIULIANO DE ESTELA MARTINITTO & ROXANA MARTINITTO DE CERVIO	2	2	0	0
MARTINITTO & HEMILSE DI GIULIANO & LEONARDO ESTELA MARTINITTO & ROXANA MARTINITTO	31	31	0	0
MARZULLO JORGE EDUARDO	11	11	0	0
MASSARO MARIA C	3	3	0	0
MASUDA ALEJANDRO	1	1	0	0
MATHEWS REBECCA J	26	26	0	0
MC CUEN & BOB JOAN MC CUEN JT TEN	3	3	0	0
MEEKER INVESTMENTS LTD	26	26	0	0

SELLING SHAREHOLDERS LIST OF AREM PACIFIC CORPORATION
Selling Shareholders	Shares of Common Stock owned prior to Offering(1)	Maximum Number of Shares of Common Stock to be offered	Shares of Common Stock owned after Offering(2)	Percent of Common Stock owned after Offering(2)
MESSENGER GEORGE	6	6	0	0
METTLER ELECTONICS CORP	187	18	169	90%
MI HAIFENG	1,000	100	900	90%
MICELI & JORGE O MARIA E POSTEL DE MICELI	11	11	0	0
MIGLIORE & JOAQUIN LUCIA EG RINGUELET DE MIGLIORE	78	78	0	0
MILLER & MARIA DEL CARMEN RATTI & ABEL KOHAN SEBASTIAN KOHAN MILLER	57	57	0	0
MING QIU XUE	10,000	1,000	9,000	90%
MOGLIA & ALICIA ALEJANDRO PUENTE	3	3	0	0
MOLINA & ANA P MARIA V MOLINA	8	8	0	0
MOLINA & MARIA V ANA P MOLINA	13	13	0	0
MONEGO MARIA T DEL	6	6	0	0
MORANO & EDGARDO ANA M COSTA	42	42	0	0
MULLER & LUIS ANA MARIA VALLENDOR	11	11	0	0
MUNOZ & RAMON PASCUAL MARGARITA E HEUER DE MUNOZ	52	52	0	0
MUNOZ & RAMON PASCUAL MARGARITA E HEUER DE MUNOZ JT TEN	2	2	0	0
NAGELE & NORMA HILDA ANA ELIZABETH DE NAGELE	8	8	0	0
NAPOLI & MARY ANTHONY NAPOLI	3	3	0	0
NAYLOR LORRAINE	60,000	6,000	54,000	90%
NBC EMPLOYEES' STOCK TRUST	57	57	0	0
NEUMANN & WALTER RUTH BEACHER DE NEUMANN	6	6	0	0
NEWMAN MICHELE	1	1	0	0
NG RUI MEI	71,500	7,150	64,350	90%
NICASTRO & GUSTAVO M VIVIANA R BALENZUELA	3	3	0	0
NODIFF BARBARA	2	2	0	0
NOSOSHY ISAC	4	4	0	0
NUNEZ & JULIO A LUCILA MILENA CALLERO DE NUNEZ	336	33	303	90%
OLASO & EZEQUIEL JAVIER SILVIA LIDIA LUCHESSI	7	7	0	0
OLJENICK & LILIANA ROBERTO SCHAEFER	13	13	0	0
OOI CHAI GEIK	201,000	20,100	180,900	90%
OPL CAPITAL LIMITED	8,000,000	800,000	7,200,000	90%
OVERSEAS CAPITAL INVESTMENTS INC	16	16	0	0
OXER & EDUARDO ADRIANA B BRESLER	13	13	0	0
PADULA HARRY R	155	15	140	90%
PALADINO & MICAELA LUJAN ZULEMA LUCIA PALADINO & DOMINGA FREIGEIRO	13	13	0	0
PALETTE INTERNATIONAL LTD	1,439	143	1,296	90%

SELLING SHAREHOLDERS LIST OF AREM PACIFIC CORPORATION
Selling Shareholders	Shares of Common Stock owned prior to Offering(1)	Maximum Number of Shares of Common Stock to be offered	Shares of Common Stock owned after Offering(2)	Percent of Common Stock owned after Offering(2)
PALLEJA & EZEQUIEL MARIA A L VILAR DE PALLEJA	8	8	0	0
PALLOT JAYNE	1	1	0	0
PARERA & JOSE MIGUEL NORA S FIGOLI DE PARERA	21	21	0	0
PAYTON AND ASSOCIATES PA ESCROW HARRY A	26	26	0	0
PAZ & JUAN CARLOS RAWSON MARIA CRISTINA CUNEO LIBARONA	21	21	0	0
PCURTI DANIEL	16	16	0	0
PEARCE DARREN	10,500	1,050	9,450	90%
PEIRANO & MIRTA INES JUAN MARCELO PASCUAL	3	3	0	0
PELAEZ & FERNANDO V CLAUDIO A PARIEWSKI	16	16	0	0
PELOSO & JUAN CARLOS MARIA RESTANO & TOMAS F RESTANO	11	11	0	0
PELOSO & SILVINA JAVIER MARIA IZURIETA	3	3	0	0
PELTZER & ANN CARL PELTZER TBE	3	3	0	0
PENA & FRANSISCO FONTELA ENRIQUE FONTELA	19	19	0	0
PENG SHIQING	133,000	13,300	119,700	90%
PERALES ROSA	13	13	0	0
PEREYRA & JUAN CARLOS LILIANA MABEL RODRIGUEZ JT TEN	3	3	0	0
PEREZ & JUSTO SANTIAGO MARIA CRISTNA GATTI DE PEREZ	3	3	0	0
PERGOLA & ELENA E MORTALE DE OSCAR E PERGOLA	3	3	0	0
PERGOLA & ELENA E MORTALE DE OSCAR E PERGOLA JTWROS	2	2	0	0
PERRY SAMUEL FRANCIS	100,000	10,000	90,000	90%
PRTRUCELLI FRANCIS D	4	4	0	0
PITA EDGARDO	6	6	0	0
PITA & NESTOR H YOLANDA L BONEDEO DE PITA	11	11	0	0
POLI & PEDRO M MARIE DE URQUIZA DEPOLI JT TEN	2	2	0	0
POLI & PEDRO MIGUEL MARIA DE URQUIZA	19	19	0	0
PONTE & ANABEL M PEDRO G PONTE	19	19	0	0
PORTE HOLDING LIMITED	82	82	0	0
PRATURLON & HORACIO YOLANDA A FIAD JTWROS	3	3	0	0
PROUTY & WILLIAM DENNIS MARIE ELENA PROUTY TEN ENT	39	39	0	0
PUENTE & DOMINGA FELIX JORGE VIOLA DE LA FREIGEIRO & ZULEMA PALADINO	47	47	0	0
PUPI & LUIS MARIA MARIA JOSE CERVIO PINHO	21	21	0	0
QIANG ZHONG WEI	10,500	1,050	9,450	90%

SELLING SHAREHOLDERS LIST OF AREM PACIFIC CORPORATION
Selling Shareholders	Shares of Common Stock owned prior to Offering(1)	Maximum Number of Shares of Common Stock to be offered	Shares of Common Stock owned after Offering(2)	Percent of Common Stock owned after Offering(2)
QIU XIANG	1,000,000	100,000	900,000	90%
RAFANELLI & ANTONIO MATILDE N SANCHEZ & LAURA F RAFANELLI	4	4	0	0
RAGGIO & RAUL A MARIA SIRI	16	16	0	0
RAGGIO & RAUL ANGEL MARIA LUISA SIRI DE RAGGIO	8	8	0	0
RAPONI & SUSANA LIA CASTELUCCIO DE LUIS ALBERTO RAPONI	39	39	0	0
RAY TRACY A	26	26	0	0
RECARTE & AMALIA PLAT DE RECARTE & CANDIDO DANIEL H RECARTE	39	39	0	0
RENTSCHLER MARK	82,475	8,247	74,228	90%
REYNOSO & REYNOSO & MARTHA JUAN BAUTISTA SARRANIA JUAN BAUTISTA SARRANIA	3	3	0	0
RINALDI & OSVALDO SILVIA L BERTOLO DE RINALDI	3	3	0	0
RIZZO & HUGO J NORMA E MONTANER	52	52	0	0
ROBINSON RHONDA RENEE	26	26	0	0
ROLDAN & JOSUE H RAMON H ROLDAN JTWROS	1	1	0	0
ROMANO & FRANCISCO J MARIA C CONTI TOUTIN	21	21	0	0
ROMANO & VICTOR E MARIA C BOILINI DE ROMANO	4	4	0	0
ROSAUER RODOLFO E	13	13	0	0
ROSENTHAL LEE	9	9	0	0
ROSSI & ANGELA E SANCHEZ & RICARDO J RICARDO R ROSSI	39	39	0	0
RUAN CHANQING	20,000	2,000	18,000	90%
RUBINOV DAVID	516	51	465	90%
SALEH MOHAMED	6	6	0	0
SALER CAROL	3	3	0	0
SANG NG FOOK	50,000	5,000	45,000	90%
SCARPARI LOUIE V	200,000	20,000	180,000	90%
SCARPARI ROCCO	2,530,500	253,050	2,277,450	90%
SCARPARI SARAFINO	200,000	20,000	180,000	90%
SCARPARI VIVIAN	200,000	20,000	180,000	90%
SCASTAGNOLA & TAMARA MARCELO FRAYSSINET	13	13	0	0
SCESA & EMILIO MARTA LINDEL DE SCESA	52	52	0	0
SCHAEFER & ROBERTO CECILIA SCHAEFER	13	13	0	0
SCHEUER & MONICA SANTIAGO F RAFFO MAGNASCO	44	44	0	0
SCHMEE & EWALD GERTRAUDE ABICHT DE SCHMEE	39	39	0	0

SELLING SHAREHOLDERS LIST OF AREM PACIFIC CORPORATION
Selling Shareholders	Shares of Common Stock owned prior to Offering(1)	Maximum Number of Shares of Common Stock to be offered	Shares of Common Stock owned after Offering(2)	Percent of Common Stock owned after Offering(2)
SCHOO & GRACIELA MARIA PIOLA DE SCHOO & MIGEL ANGEL DE SCHOO & MARIA ALEJANDRA SCHOO	11	11	0	0
SCIAN & HILDA T FONTICELLI DE MARIO JORGE SCIAN	6	6	0	0
SCOTT CARLOS E	17	17	0	0
SGRO & SILVIA M AUGUSTO A CONSTANTINO	8	8	0	0
SHA MIN	40,000	4,000	36,000	90%
SHEBAR & ELIAS SILVIA CLELIA SLAPAK DE SHEBAR	91	91	0	0
SHI JUAN	1,000	100	900	90%
SHI ZHONGHONG	3,002,500	300,250	2,702,250	90%
SHORE SCOTT	12	12	0	0
SHORE TERRY	5	5	0	0
SIJNIENSKY & ALBERTO MABEL G DE SIJNIENSKY	39	39	0	0
SILVA & ZELFA VB DA CARLOS G HAGELBERG	3	3	0	0
SILVER JOAN P	4	4	0	0
SINGER TTEE ROBERT E	15	15	0	0
SKOU & BERTEL C ALICIA B SALLAGO	3	3	0	0
SOLOZABAL & CARLOS R CHIAPPE AIDA GC KORODY	13	13	0	0
SOUTHERN CHRISTPHER L	52	52	0	0
SPANIAK ARLETTE	2,459	245	2,214	90%
SPANIAK FRANCES	3	3	0	0
SPANIAK SR GARY	866	86	780	0
SPEAR & GARRY R SALLY A SPEAR TEN ENT	39	39	0	0
SPILOTROS DENNIS	258	25	233	90%
SPILOTROS DENNIS P	258	25	233	90%
SPILOTROS & CONNIE SAL SPILOTROS	26	26	0	0
SPILOTROS & DENNIS P OLIVIA A SPILOTROS TEN ENT	104	10	94	90%
STAFFORD BENJAMIN	26	26	0	0
STRANGIO ANGELA	5,000	500	4,500	90%
STREET INVESTMENTS LIMITED	39	39	0	0
STRITIKUS JOY H	516	51	465	90%
SU YAO	1,300,500	130,050	1,170,450	90%
SUI JUNNAN	100	10	90	90%
SUIZ CENSUS ARGENTINA SA	39	39	0	0
SUN DAFENG	1,488,500	148,850	1,339,650	90%
SUN GUO ZHAO	50,000	5,000	45,000	90%
SUN JIANFENG	14,000	1,400	12,600	90%
SUN WENWEN	20,500	2,050	18,450	90%
SUN XIAOLING	61,000	6,100	54,900	90%

SELLING SHAREHOLDERS LIST OF AREM PACIFIC CORPORATION
Selling Shareholders	Shares of Common Stock owned prior to Offering(1)	Maximum Number of Shares of Common Stock to be offered	Shares of Common Stock owned after Offering(2)	Percent of Common Stock owned after Offering(2)
TAN HAO YAN	2,521,000	252,100	2,268,900	90%
TANG XIAOYU	2,500,000	250,000	2,250,000	90%
TANG ZHUOZHI	15,025,000	1,502,500	13,522,500	90%
TAVERNA FAMILY PTY LTD	100,000	10,000	90,000	90%
TECHMATERIAL CORP	65	65	0	0
TECHMATERIAL INC	65	65	0	0
TELCOA INTERNATIONAL CORPORATION	257	25	232	90%
TESORIERE & EDUARDO A FLORIANA PLAYUK	13	13	0	0
TESTA & CARLOS A NORMAN DURAN	4	4	0	0
THAW BILL	9	9	0	0
TIANG KHAW PHAIK	50,000	5,000	45,000	90%
TING SU GUI	500,000	50,000	450,000	90%
TLN INVESTMENT HOLDINGS INC	40	40	0	0
TORRES & GASPAR MARTINEZ VERONICA MARTINEZ GUITART	31	31	0	0
TORRES & GASPAR MARTINEZ VERONICA MARTINEZ GUITART JTWROS	128	12	116	90%
TOSELLI MARIA TB DE	6	6	0	0
TRAPP CHARLES P	1,289	128	1,161	90%
TRICERRI & TRIMARTA B RICARDO H SANGUINETTI	11	11	0	0
TRIF ROY S	26	26	0	0
UGRIN & HAYDEE N ALDO A UGRIN & JUAN R BOERO	3	3	0	0
USLENGHI & ALBA G DE RICARDO USLENGHI	6	6	0	0
VARAPODIO SANTO ANTONIO	20,000	2,000	18,000	90%
VELASQUEZ SANDRA C	4	4	0	0
VENEZIA & ANTONIO M GRACIELA M FRANSOY	29	29	0	0
VENTURA ENRIQUE J	2	2	0	0
VIDAL & MARISA PITZINGER & ALICIA B RODOLFO FIDONE	52	52	0	0
VIOLA JOSE	3	3	0	0
VISCONTI & ALFREDO ISABEL I SILVA DE VISCONTI	78	78	0	0
WAHOO FUNDING INC	206,186	20,618	185,568	90%
WALKER SANDRA GAYLE	26	26	0	0
WALLBRECHER MARIA TERESA	6	6	0	0
WANG TAO	200,100	20,010	180,090	90%
WAN HANG	200,000	20,000	180,000	90%
WARDE FINANCE PTY LTD	50,000	5,000	45,000	90%
WEHINGER & WERNER ERIKA SCHMEE	39	39	0	0
WEHNCKE & ELISABET V GERARDO WEHNCKE	8	8	0	0

SELLING SHAREHOLDERS LIST OF AREM PACIFIC CORPORATION
Selling Shareholders	Shares of Common Stock owned prior to Offering(1)	Maximum Number of Shares of Common Stock to be offered	Shares of Common Stock owned after Offering(2)	Percent of Common Stock owned after Offering(2)
WEHNCKE & GERARDO E ROSA E RODRIGUEZ DE WEHNCKE	39	39	0	0
WEI WEI	20,000	2,000	18,000	90%
WEN LIN JIAN	20,000	2,000	18,000	90%
WINTER & ENRIQUE ADOLFO F MARIA SCHNEIDER DE WINTER	13	13	0	0
WIRTH & HELENE ENRIQUE WIRTH	3	3	0	0
WOODS & SAMUEL H MARYLOU S WOODS TEN ENT	282	28	254	90%
WU YIHUA	50,000	5,000	45,000	90%
WU ZI QI	1,100,000	110,000	990,000	90%
WUI FOO SUAN	146,000	14,600	131,400	90%
XIANRU TIAN	20,000	2,000	18,000	90%
XIGUANG REN	20,000	2,000	18,000	90%
XIN LIU JIAN	10,000	1,000	9,000	90%
XU QIYUAN	25,000	2,500	22,500	90%
XU SHULAN	10,500	1,050	9,450	90%
XUE YUJIAN	100,000	10,000	90,000	90%
YAN CHEN	46,000	4,600	41,400	90%
YANG JING	4,010,000	401,000	3,609,000	90%
YANG XIANGYANG	10,000	1,000	9,000	90%
YANG XIN	20,000	2,000	18,000	90%
YANG YU JUN	10,000	1,000	9,000	90%
YE LINGYAN	500	50	450	90%
YE RACHEL	3,000	300	2,700	90%
YEUNG WON POU	10,000	1,000	9,000	90%
YEW KIEN CHEONG	6,000,000	600,000	5,400,000	90%
YING MI HAI	5,000	500	4,500	90%
YING THAM FOONG	30,000	3,000	27,000	90%
YIP WENG KAN	50,000	5,000	45,000	90%
YONG ZHANG	10,000	1,000	9,000	90%
YUAN ZI DAN	716,567	71,656	644,911	90%
ZABALETA & CARLOS A JORGE A ZABALETA	8	8	0	0
ZAGAGLIA & HUGO DANIEL GINO ALDO ZAGAGLIA	13	13	0	0
ZAIMAKIS BASILIO SERGIO	8	8	0	0
ZAPIOLA & EDGARDO PAMPLIEGA ERSILIA E ITTIG	6	6	0	0
ZELAYA CAMILLA MOE	8	8	0	0
ZHAN NING	500	50	450	90%

SELLING SHAREHOLDERS LIST OF AREM PACIFIC CORPORATION
Selling Shareholders	Shares of Common Stock owned prior to Offering(1)	Maximum Number of Shares of Common Stock to be offered	Shares of Common Stock owned after Offering(2)	Percent of Common Stock owned after Offering(2)
ZHANG FUXIANG	20,500	2,050	18,450	90%
ZHANG MIAN	2,501,000	250,100	2,250,900	90%
ZHANG TINGLING	250	25	225	90%
ZHANG XIAOYAN	2,500,000	250,000	2,250,000	90%
ZHANG YI LING	500,000	50,000	450,000	90%
ZHANG ZHIWEI	1,000	100	900	90%
ZHAO JIALI	3,200	320	2,880	90%
ZHEN YIKO	330,000	33,000	297,000	90%
ZHENG LI HUA	1,052,500	105,250	947,250	90%
ZHIBIN WANG	1,000	100	900	90%
ZHU GUOLIANG	21,000	2,100	18,900	90%
ZHU WEI	500,000	50,000	450,000	90%
ZHU XINHUA	33,400	3,340	30,060	90%
ZHUANG YUEHUI	10,000	1,000	9,000	90%
ZILI TAN	20,000	2,000	18,000	90%
ZUPPICHINI & ALBERTO C SUSANA C COTO	6	6	0	0
ZYL & RENATA VAN DER JAQUELINE JACOB DE DICHI	16	16	0	0
	136,896,417	13,694,711	123,201,706

(1) Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into common stocks within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name.  The shares of common stock registered herein are outstanding as of the date of this prospectus.

(2) Assumes that all securities registered will be sold.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of the statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to the registration statement to reflect any such material changes to this prospectus.

PLAN OF DISTRIBUTION

As of the date of this prospectus, our common stock is listed on the OTCPINK ® tier of OTC Markets under the symbol “ARPC”, however, due to the limited financial information provided to OTC Markets, it is subject to a warning “stop sign” signifying no information has been provided to OTC Markets.  After the effectiveness of this prospectus, we expect to file the necessary information, including financial information, with the Financial Industry Regulatory Authority and OTC Markets for our common stock to be eligible for trading on the OTCQB® tier of OTC Markets. Until our common stock becomes eligible for trading on the OTCQB, the selling security holders will be offering our shares of common stock at a fixed price of $0.05 per common share After our common stock becomes eligible for trading on the OTC Bulletin Board, the selling security holders may, from time to time, sell all or a portion of the shares of common stock on OTC QB, in privately negotiated transactions or otherwise. After our common stock becomes eligible for trading on the OTCQB, such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.

After our common stock becomes eligible for trading on the OTCQB, the shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

•

ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•

privately negotiated transactions;

•

market sales (both long and short to the extent permitted under the federal securities laws);

•

at the market to or through market makers or into an existing market for the shares;

•

through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

•

a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Before our common stock becomes eligible for trading on the OTCQB, broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a price per share of $0.05. After our common stock becomes eligible for trading on the OTCQB, broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. After our common stock becomes eligible for trading on the OTC-QB, such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. After our common stock becomes eligible for trading on the OTCQB, upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the shares of common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the shares of common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

DESCRIPTION OF BUSINESS

Company Overview

We were incorporated in the State of Delaware on November 8, 2007 under the name of Aspen Global Corp. On June 10, 2008, we changed our name to Diversified Mortgage Workout Corp. On June 19, 2013, Arem Pacific Corporation, an Arizona corporation (“Arem Pacific-Arizona”), acquired voting control of the Company (then Diversified Workout Corporation). Subsequently, on August 8, 2013, we acquired all of the issued and outstanding shares of Arem Pacific-Arizona, from its then existing shareholders. In connection with that transaction, we retired and returned to our treasury all of the capital stock acquired by Arem Pacific-Arizona in the July 19, 2013 transaction and we also changed our name in Delaware to Arem Pacific Corp. On July 23, 2013, we effected a 388 for 1 reverse split of our outstanding common stock. On Arem Pacific-Arizona, our wholly owned subsidiary, was incorporated on July 11, 2007.

On June 30, 2012, we entered into an Acquisition Agreement with Sanyi Pty Ltd, an Australian company (“Sanyi”), whereby Arem-Arizona acquired all of the equity interest in Sanyi. In exchange, the sole owner of Sanyi, Mr. Xin Jin, received 10,000,000 shares of our common stock. We operate two wellness centers in Victoria State, Australia.  At our centers, we provide a range of services including acupuncture, physiotherapy and reflexology massage. The locations of our centers are depicted below:

Description of Centers.

One of the centers is located in Chirnside Park Shopping Centre, Chirnside Park (a suburb of Victoria), Australia VIC 3116, and the second is located in Point Cook Shopping Centre, 2 Main St, Point Cook, Victoria, Australia VIC 3030.

The Chirnside Park location consists of approximately 50 square meters and its layout is depicted below:

The Chirnside Park location has 1 full time supervisor and 5 full time masseurs.

The Point Cook location consists of approximately 88 square meters and its layout is depicted below:

The Point Cook location has 1 full time supervisor and 5 full time masseurs.

The size of future locations are expected to range between 50 to 100 square meters.

Services Provided at Centers.

The Company provides the following services at its centers:

•

Acupressure/Reflexology,

•

Neck, shoulder, back, legs and full body massages,

•

Foot massages,

•

Cupping, and

•

Deep Tissue and hot oil massage.

The services are provided by skilled practitioners trained in massage therapy, acupressure and cupping.  Sessions vary from 15 to 90 minutes and prices vary according to the nature of services and length of session. Our price list is set forth below:

PRICE LIST

FOOT CARE

Foot Spa with Salt		$15
Foot Spa with Herbal		$20
Foot Spa with Crystal Mud		$25
Foot Spa & Calf with Herbal		$30
Foot Massage (Reflexology)	(30 mins)	$38
Foot + Calf	(35 mins)	$45
Foot Spa + Reflexology	(45 mins)	$55
Foot Spa + Reflexology + Head	(50 mins)	$65
Foot Spa + Reflexology + Neck & Shoulders	(65 mins)	$75
Foot Spa + Reflexology + Legs	(65 mins)	$75
Luxurious Foot Massage	(65 mins)	$75
Foot Spa + Reflexology + Back + Legs	(80 mins)	$90

BODY CARE

Neck Massage	(10 mins)	$10
Head Massage	(10 mins)	$10
Shoulders Massage	(15 mins)	$15
Neck & Shoulders Massage	(20 mins)	$20
Neck, Shoulders & Head Massage	(30 mins)	$30
Legs Massage	(25 mins)	$30
Back Massage	(30 mins)	$30
Neck, Shoulders & Back Massage	(40 mins)	$40
Sciatica Massage	(40 mins)	$45
Back & Legs Massage	(45 mins)	$50
Neck, Shoulders, Head & Back Massage	(50 mins)	$50
Neck, Shoulders, Back & Legs Massage	(50 mins)	$55
Whole Body Massage	(1 Hour)	$60
Luxurious Package (Body & Feet)	(90 mins)	$90
Cupping	(15 mins)	$20
Cupping + Back Massage	(25 mins)	$30
Spooning	(20 mins)	$30
Shiatsu	(30 mins)	$40
Relaxation / Deep Tissue Oil Massage	(30 mins)	$55
Relaxation / Deep Tissue Oil Massage	(1 Hour)	$90
Relaxation / Deep Tissue Oil Massage	(1.5 Hours)	$130
Hot Stone Oil Massage (the brand of essence oil).	(30 mins)	$60
Hot Stone Oil Massage (the brand of essence oil).	(1 hour)	$110
Ginger Abdominal Oil Massage	(30 mins)	$60
Ginger Abdominal Oil Massage	(1 Hour)	$110

Custom Package - *you customise or combine any of our packages to suit.* $POA

What is Reflexology?

Reflexology is a therapy in which pressure is applied to reflex points on feet or hands.

Acupressure Foot Reflexology

30 minutes of traditional Chinese Acupressure Massage. Deep pressure is applied into foot reflex areas.

Hot herbal Foot Spa+Foot Reflexology

50 minutes (20mins spa+ 30mins foot massage) Chinese Traditional Medicine foot spa is a historic treatment.This is an ideal way to amend the state of the body and relieve stress.

Key health Benefits:

*Improves the nervous system & internal secretion system
*Stimulates the normal function of the organ involved
*Improves local & general blood circulation
*Assists the lymphatic system
*Promotes general well-being
*Assists in weight loss
*Aids in detoxification
*Controls stress level
*Aids self healing

Cupping

Cupping therapy is usually used as part of Acupuncture or body massage treatment and has been a part of Chinese Medicine for over 2,500 years. Cupping brings fresh blood to the applied area and improves local and general circulation. It also helps open up the chest, benefits the lungs and can also benefit menstrual and digestive problems.

Neck Tension & Headaches

Treatment for neck tension is targeted at relaxing the contracted neck muscles involved. In most people, neck tension can be resolved in several days to a few weeks. However a few people will develop continuing neck problems for months to years. Persistent neck muscle spasms may require referral to a Medical Practitioner.

Green Palm
FOOT HEAVEN

Frozen Shoulder

A disorder in which the shoulder capsule, the connective tissue surrounding the of the shoulder, becomes inflamed and stiff. Movement of the shoulder becomes severely restricted. Management of this injury focuses on restoring joint movement and reducing shoulder pain.

Tennis Elbow

A degenerative condition of the tendon fibres that are attached to the bone on the outer side of the elbow. The tendons involved are responsible for anchoring the muscles that extend or lift the wrist and hand. Specific massage helps to relieve the symptoms, but allowing troubled muscles and tendons to rest are also very important.

Sciatica

Sciatica is a pain, usually in the back of the leg caused by compression, irritation, or inflammation of the sciatic nerve. Massage Therapy can help Sciatica, Sciatic Nerve Pain, in particular the conditions which mimic sciatica such as Piriformis Syndrome. Massage therapy can relaxes muscles, releases trigger points and abnormal tissue adhesions, and improve posture to relieve the pressure on nerve roots and other sensitive structures

Relaxation Massage

Relaxation massage is essentially the same as a gentle Swedish massage that uses smooth, gliding strokes. The primary purpose will be to help you relax. Sometimes people even fall asleep during a relaxation massage.

Deep tissue

Deep tissue massage is a type of massage aimed at the deeper tissue structures of the muscle and fascia. The pressure will generally be more intense. It is also a more focused type of massage, as the therapist works to release chronic muscle tension or knots (also known as "adhesions.")

Acupressure/Reflexology – is considered acupuncture without needles. Similar to acupuncture, strategic body meridians are targeted by the practitioner using pressure from their fingers, elbows or special devices. Acupressure also is component of traditional Chinese medicine. Reflexology is similar to acupressure and targets specific points on the feet and hands which correspond to organs in the body.

Massage Therapy – involves the application of soft tissue manipulation techniques to the body designed to reduce muscle tension and increase circulation. There are many variations of massage therapy, including Swedish, deep tissue and hot stone oil, among others. It is believed that massage therapy was practiced in many ancient civilizations, including China, India and Greece.

Cupping – involves the warming of glass cups through a flammable substance which eliminates oxygen, thus creating a vacuum.  The cup is then placed over a specific area. The lack of oxygen anchors the cup and the suction draws the skin which simulates blood flow to the area.  This process is considered the inverse of massage. Cupping is one of the oldest forms of Chinese medicine.

Our Revenue Model

We generate revenues from the following methods:

- Fees for Services – we charge fees to our customers dependent on the treatment administered and length of treatment. Computed on an hourly basis, these fees range from $50 to $80 per hour.

Revenues derived from an average customer approximate $34 per visit. At our locations, each masseur averages 5 customers/day (8 hours of operation) or 30 customers/week (6 working days) or 1,500 customers/year (50 weeks). An average of 5 masseurs/location yields approximate sales revenue of $250,000 to $275,000 annualized. Although our average has been 5 customers a day, we believe that each masseur is capable of serving up to 10 customers per day.

Our Masseurs

Each of our locations is staffed with between 5 to 6 masseurs and one supervisor. The supervisor is our most experienced masseur at the location. The supervisor oversees the day to day operations of the center and may serve customers during personnel shortages.  Our masseurs are employees and are paid a yearly salary of approximately $49,000 depending on experience. In addition, we are required by law to pay our full and part time employees health insurance which is roughly less than 1% of salary. From time to time, we use independent contractors during personnel shortages and they are paid a portion of the customer fee ranging between 45-55%.

There are no license requirements for masseurs in Australia. Many of our masseurs have received a Certificate IV in Massage Therapy Practice by Melbourne College of Professional Therapists. The remainder of our masseurs has been trained internally by our location supervisor.  These trainees undergo a 6 month training program with our supervisor.  In addition, we require each masseur to have a first aid certificate, a certificate of insurance, and 2 written character references from the staff of a college or from a member of the Australian Association of Massage Therapists.

Marketing

To date our marketing and promotional activities have been limited. In the past, we have principally relied upon traffic at our mall locations to generate customers. To a lesser extent, periodically we distributed promotional materials to neighborhoods surrounding our two locations. As stated in our Growth Strategy below, we intend increase our marketing and promotional efforts in an effort to drive more traffic to our locations.

Our Growth Strategy

Our growth and expansion strategy for the next 6-12 months will include allocating more capital resources to marketing and promotion of our centers. In addition, we may attempt to acquire additional locations in the Victoria area.

Increase our marketing and promotional efforts. We plan to allocate more capital resources to the marketing and promotion of our existing centers. Beginning in the third calendar quarter of 2015, we plan expend approximately $1,500 per location each quarter in advertising and promotion in an effort to drive more traffic to our locations.

Our new marketing initiatives will attempt to take advantage of our location in busy shopping malls and will include the following;

•

During holidays and select weekends throughout the year, we intend to set up displays outside our centers with employees offering various promotions (such as offering free 10 minute massages and providing a refreshing herbal drink or snack to shoppers in the mall).

•

Commencing in third calendar quarter of 2015, we will begin offering 10 minute free massages to senior citizens and to members of social clubs and gyms in connection with various events sponsored by the community. In addition, during that period, we will initiate a referral program offering a 10% discount to existing customer that brings in new clients.

We also intend to improve our communications to our customer base by offering regular email promotions designed to encourage old customers to use our services.

Acquire additional locations. We will seek to acquire additional operating massage locations in Victoria. In order to accomplish this objective, we plan on using a combination of bank debt (or owner financing) and our capital stock to acquire these outlets. Presently, we have not identified any locations for acquisition, nor have we made any arrangements with any bank for acquisition financing. We can not predict if we will be successful in acquiring any additional locations on terms which we might find acceptable or on any terms.

Seasonality

There is no discernible seasonality in our business, although as a percentage of total annual net revenue, we expect the first calendar year quarter is typically the lowest.  Revenue and operating income will vary by quarter and are hard to predict from quarter to quarter.    In addition, the volatility in the local economy will impact our quarterly revenue and operating income.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations. We are subject to the laws and regulations of those jurisdictions in which we plan to conduct our wellness operation and sell advertising, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Competition

We plan to compete primarily on the basis of store locations (in high traffic malls), product quality, customer service and price, and to a lesser extent brand recognition. We are subject to highly competitive conditions in all aspects of our business. The competitive environment and our competitive position can be significantly influenced by weak economic conditions, erosion of consumer confidence and the competitors’ introduction of low-priced services.

Employees

As of December 31, 2015, we had 1 full time employee and 11 part time employees, including our chairman and chief executive officer. Our employees are not represented by any collective bargaining agreement, and we have never experienced a work stoppage. We believe we have good relations with our employees.

Currently, we have not entered into an employment agreement with any of our officers nor the Chief Executive Officer of Sanyi. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future.   Management does not plan to hire additional employees at this time.

Properties

Our corporate offices are located at 47 Mount Pleasant Road, Nunawading, Victoria, Australia at a space owned by Mr. Xin Jin, the President and Chief Executive Officer of Sanyi and our Director.  We occupy the space on a month to month basis, rent free. The office space consists of approximately 50 square meters.

As of December 31, 2015 , the Company has two company owned centers. Relevant information with respect to each of these locations is as follows:

Location	Size of Premises (Sq. Meters)	Lease Term	Commencement Date	Annual Rent
Chirnside Park	50	Month by month	8/28/2012	$45,000
Point Cook Outlet	88	6 years Renewable for an additional 5 years	8/28/2008	$67,000

Equipment and Equipment Suppliers

The Company’s equipment needs are minimal consisting of massage benches and various office equipment and computers. The Company purchases its equipment from local suppliers on an “as needed” basis and presently does not believe the loss of any one supplier will have an adverse effect on its business.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR SECURITIES AND RELATED STOCKHOLDER MATTERS

Our common stock is trading on the OTCPINK® tier of the OTC Markets Group under the symbol of “ARPC,” however, we have filed limited information with that market and is the subject of a warning “stop sign” on such site.  Following the effectiveness of the registration statement, we intend to have our shares traded on the OTCQB® tier of the OTC Markets Group, which is an OTC bulletin board. We cannot estimate the time period that will be required for the process.

To qualify for quotation on the OTCQB® tier of the OTC Markets Group, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTCQB our securities will trade on the OTCQB until a future time, if at all, that we apply and qualify for admission to quotation on the NASDAQ Capital Market. We may not now and it may never qualify for quotation on the OTCQB or be accepted for listing of our securities on the NASDAQ Capital Market.

TRANSFER AGENT

We have retained a transfer agent Interwest Transfer Company, Inc. at 1981 Murray Holladay Road, Suite 100 Salt Lake City, UT 84117, telephone (801) 272-9294. They are responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

HOLDERS

As of December 18, 2015, the Company had 227,487,617 shares of our common stock issued and outstanding held by 541 holders of record.

The Selling Shareholders are offering hereby up to 13,694,711 shares of common stock at fixed price of $0.05 per share.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.  See the Risk Factor Relating to Our Common Stock entitled “WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.”

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan as our expansion and franchising activities progress.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General.

The following discussion and analysis of the results of operations and financial condition of the Company for Six months Ended December 31, 2015 Compared to Six months Ended December 31, 2014 and for the Fiscal Years ended June  30, 2015 and 2014, respectively,  should be read in conjunction with the notes to the financial statements that are included elsewhere herein. The consolidated financial statements presented herein (and to which this discussion relates) reflect the results of operations of Arem Pacific-Delaware, and its subsidiaries, Arem Pacific-Arizona. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, except as required by law. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this quarterly report, which are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

COMPANY OVERVIEW

We were incorporated in the State of Delaware on November 8, 2007 under the name of Aspen Global Corp. On June 10, 2008, we changed our name to Diversified Mortgage Workout Corp. On June 19, 2013, Arem Pacific Corporation, an Arizona corporation (“Arem Pacific-Arizona”), acquired voting control of the Company (then Diversified Workout Corporation). Subsequently, on August 8, 2013, we acquired all of the issued and outstanding shares of Arem Pacific-Arizona, from its then existing shareholders. In connection with that transaction, we retired and returned to our treasury all of the capital stock acquired by Arem Pacific-Arizona in the July 19, 2013 transaction and we also changed our name in Delaware to Arem Pacific Corp. On July 23, 2013, we effected a 388 for 1 reverse split of our outstanding common stock.  Arem Pacific-Arizona, our wholly owned subsidiary, was incorporated on July 11, 2007.

In addition, on June 30, 2012, pursuant to an Acquisition Agreement with Sanyi Pty Ltd, an Australian company, Arem-Arizona acquired all of the equity interest in that company. In exchange, the sole owner of Sanyi Pty Ltd, Mr. Xin Jin, received 10,000,000 shares of our common stock. The shares were issued on August 30, 2013.   We operate two wellness centers in Victoria State, Australia.  At our centers, we provide a range of services, including acupressure/reflexology, massage and cupping.

Our financial statements are prepared in US Dollars and in accordance with accounting principles generally accepted in the United States. See " Foreign Currency Translation" below for information concerning the exchange rates at the Australian Dollar ("AUD") translated into US Dollars ("USD") at various pertinent dates and for pertinent periods.

Results of Operations (Unaudited) for the Six Months Ended December 31, 2015 Compared to Six Months Ended December 31, 2014.

The following table sets forth key components of the results of operations for the six month periods ended December 31, 2015 and 2014. The discussion following the table addresses these results.

	December 31, 2015	December 31, 2014
Revenues	$191,966	$262,668

Operating Expenses
Payroll and related expense	(87,269)	(180,043)
Occupancy expense	(50,811)	(63,051)
Depreciation expense	(4,628)	(9,100)
Marketing expenses	-	(50,963)
General and administrative expense	(26,684)	(14,614)
Total operating expenses	(169,392)	(317,771)
Income (Loss) from Operations	22,574	(55,103)

Other Income (Expense):
Loss on asset disposal	-	(11,930)
Interest income	85	657
Interest charge	-	-
Total other income (expense)	85	(11,273)

Income (Loss) before income tax expense	22,659	(66,376)
Income tax expense	-	-
Loss after income tax expense	22,659	(66,376)

Foreign currency exchange adjustment	6,393	1,810

Total Comprehensive Income (Loss)	$29,052	$(64,566)

Revenues

Revenues for six month period ended December 31, 2015 was $191,966 compared with $262,668 for the comparable period in 2014. The decrease of $70,702 or 27% for current period is due to the opening of a new competitor at our Point Cook location which occurred in January 2015 together with the appreciation of the US Dollar against the Australian Dollar during the current period.

Operating Expenses

Payroll and related expenses for the current six month period was $87,269 compared with $180,043 for the prior six month period. The decrease of $92,774 or 52% from the prior period is due to lower headcount for the current period which is line with lower revenue, along with the appreciation of the US Dollar against the Australian Dollar during the current period.

Depreciation expense was $4,628 for the current six month period compared with $9,100 for the prior six month period. The decrease for current period is due to the sale of two vehicles during the prior period.

General and administrative expense was $26,684 for the current six month period compared with $14,614 for the prior six month period.  General and administrative represents utilities, supplies and miscellaneous expenses. The increase is mainly due to some professional services fees, such as accounting fees, paid during current period while partially offset by the appreciation of the US Dollar against the Australian Dollar.

Other Income

Total other income (expense) was $85 for the current six month period compared with $(11,273) for the prior six month period. Substantially all of the difference is due to a loss on asset disposal charge in the amount of $11,930 attributable to the closure of one of our locations which occurred in the prior period.

Income/Loss from Operations

Income from operations for the current six month period is $22,659 compared with a loss of $66,376 due to reasons discussed above. No income tax was paid for either period.

Foreign currency exchange adjustment was $6,393 for the current six month period compared with $1,810 for the prior six month period. This adjustment is a result of unrealized profit or loss on conversion to U.S. dollars of assets and liabilities that are accounted for in Australian Dollars.

Total Comprehensive Income

Total Comprehensive Income for the current six month period is $29,052 compared with a Total Comprehensive Loss of $64,566 due to reasons discussed above.

LIQUIDITY AND CAPITAL RESOURCES

At December 31, 2015, we had working capital deficit of $87,400 compared with a working capital deficit of $121,080 for June 30, 2015. The improvement in working capital is a result a reduction a withholding payable to the Australian Tax office due to the timing of payment made, as well as a reduction in borrowings from related party.

Our primary uses of cash have been for operations.  The main sources of cash have been from operational revenues. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

•

Addition of administrative and marketing personnel as the business grows,

•

Development of a Company website,

•

Increases in advertising and marketing in order to attempt to generate more revenues, and

•

The cost of being a public company.

The Company believes that cash flow from operations together with the financial support that it has received from Mr. Xin Jin will be sufficient to sustain its current level of operations for at least the next 12 months of operations. Mr. Xin Jin, is a significant shareholder and an officer of the Company, has provided a Letter of Support to the Company pursuant to which he has agreed that during the period from June 30, 2015 through July 31, 2016, he will provide financial support to the Company to enable it to meet its liabilities as the come due and agreed not to demand repayment of an outstanding loan due to him without 13 months prior notice. The loan is not evidenced by a promissory note, bears no interest and is not subject to any specific terms, other than as provided in the preceding sentence.  During the six months period ended December 31, 2015, the Company paid down $37,606 on the loan, which together with the foreign exchange translation represents the difference between the borrowings as of December 31, 2015 and June 30, 2015 ..

Results of Operations (Audited) for the Year ended June 30, 2015 Compared to the Year ended June 30, 2014.

The following table sets forth key components of the Company’s results of operations for the periods indicated in dollars. The discussion following the table addresses these results.

	June 30, 2015	June 30, 2014
Revenues	$485,724	$501,948

Operating Expenses
Payroll and related expense	(311,130)	(354,489)
Occupancy expense	(117,364)	(122,283)
Depreciation expense	(16,223)	(15,790)
Marketing expense	(64,268)	-
General and administrative expense	(93,064)	(46,553)
Total operating expenses	(602,049)	(539,115)
Income (Loss) from Operations	(116,325)	(37,167)

Other Income (Expense):
Loss on asset disposal	(17,660)	(54,366)
Interest income	1,513	2,127
Interest charge	-	(163)
Total other expense	(16,147)	(52,402)
Loss before income tax expense	(132,472)	(89,659)

Income tax expense	-	-
Loss after income tax expense	(132,472)	(89,659)

Foreign currency exchange adjustment	35,050	(3,324)

Total Comprehensive Income (Loss)	$(97,422)	$(92,893)

Revenues

Revenues for fiscal year ended June 30, 2015 was $485,724 compared with $501,948 for fiscal year ended June 30, 2014. The decrease of $16,224 for current year is principally due to the appreciation of the US Dollar against the Australian Dollar during the current period.

Operating Expenses

Payroll and related expenses was $311,130 for the current fiscal year compared with $354,489 for the prior fiscal year. Payroll and related expenses were reduced due to appreciation of the US Dollar against the Australian Dollar during the current period.

Occupancy expenses were $117,364 for the current fiscal year compared with $122,283 for the prior fiscal year.

The slight decrease is due to appreciation of the US Dollar against the Australian Dollar.

Depreciation expense was relatively flat to the two comparable year end period with $16,223 for the current fiscal year compared with $15,790 for the prior fiscal year reflect a lack of equipment purchases.

Marketing expenses was $64,268 for the 2015 year end period. During this period, the Company initiated marketing efforts at various clubs and shopping malls. The Company did not have a similar expense for the 2014 year end period.

General and administrative expense was $93,064 for the current fiscal year compared with $46,553 for the prior fiscal year.  General and administrative is comprised of utilities, supplies and miscellaneous expenses. The increase in general and administrative expenses for current year is due to fees paid for professional services during 2015 fiscal year in connection with the filing of this registration statement.

Other Income

Total other expense was $16,147 for the current year end period compared with $52,402 for the prior year end period. Substantially all of the difference is due a loss on asset disposal charge attributable to the closure of the Plenty Valley location which occurred in May 2013 but carried over to the 2014 annual period.

Loss from Operations

Loss from operations for the current year end is $132,472 compared with a loss of $89,659 due to reasons discussed above.

Foreign currency exchange adjustment was $35,050 in fiscal year end 2015 compared with $(3,324) for the prior fiscal year end. This adjustment is a result of unrealized profit or loss on conversion to U.S. dollars of assets and liabilities that are accounted for in Australian Dollars.

Total Comprehensive Income/Loss

Total Comprehensive Loss for the current year end period is $97,422 compared with a Total Comprehensive Loss of $92,893 due to reasons discussed above

LIQUIDITY AND CAPITAL RESOURCES

At June 30, 2015, we had working capital deficit of $121,080 compared with working capital deficit of $201,032 for the prior year end. The increase in working capital is a result an increase in cash for the current period due to an increase in cash from operations, a reduction in payroll tax liability and a reduction in borrowings.

Our primary uses of cash have been for operations.  The main sources of cash have been from operational revenues. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

•

Addition of administrative and marketing personnel as the business grows,

•

Development of a Company website,

•

Increases in advertising and marketing in order to attempt to generate more revenues, and

•

The cost of being a public company.

The Company believes that cash flow from operations together with the financial support that it has received from Mr. Xin Jin will be sufficient to sustain its current level of operations for at least the next 12 months of operations. Mr. Xin Jin, is a significant shareholder and an officer of the Company, has provided a Letter of Support to the Company pursuant to which he has agreed that during the period from June 30, 2015 through

July 31, 2016, he will provide financial support to the Company to enable it to meet its liabilities as the come due and agreed not to demand repayment of an outstanding loan due to him without 13 months prior notice. The loan is not evidenced by a promissory note, bears no interest and is not subject to any specific terms, other than as provided in the preceding sentence.  During the annual period ended June 30, 2015, the Company paid down $16,764 on the loan, which together with the foreign exchange translation represents the difference between  the borrowings as of June 30, 2015 and June 30, 2014. .

Summary of Significant Accounting Policies

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company’s fiscal year-end is June 30.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Foreign Currency Translation

The functional currency of our foreign subsidiary is its local currency. Assets and liabilities of the foreign subsidiary are translated into US dollars at period-end exchange rates, stockholders’ equity is translated at the historical rates and the consolidated statement of operations and cash flows are translated at average exchange rates during the reporting periods. Resulting translation adjustments are recorded in accumulated other comprehensive income, a separate component of stockholders’ equity. A component of accumulated other comprehensive income will be released into income when the Company executes a partial or complete sale of an investment in a foreign subsidiary or a group of assets of a foreign subsidiary considered a business and/or when the Company no longer holds a controlling financial interest in a foreign subsidiary or group of assets of a foreign subsidiary considered a business.

Transactions denominated in currencies other than the local currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in foreign currency transaction gains and losses that are reflected in results of operations as unrealized (based on period end translation) and realized (upon settlement of the transactions) and reported under other general expenses in the consolidated statement of operations.

Fair Value of Financial Instrument

The Company's financial instruments exposed to concentrations of credit risk consist primarily of cash and cash equivalents. Cash and cash equivalents are held in several Australian bank accounts and time deposit accounts. The Company regularly assesses the level of credit risk we are exposed to and whether there are better ways of managing credit risk. The Company invests its cash and cash equivalents with reputable financial institutions. The Company has not incurred any losses related to these deposits.

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740-10-50 “Accounting for Income Taxes” as of its inception. Pursuant to the standard, the Company is required to compute tax asset benefits for initial years’ of operating losses carried forward.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260-10-4-5, “Earnings per Share.” The standard requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

Recent Accounting Pronouncements

In February 2013, the FASB issued Accounting Standards Update ("ASU") No. 2013-02 which requires additional disclosures regarding the reporting of reclassifications out of accumulated other comprehensive income. ASU No. 2013-02 requires an entity to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income, but only if the amount reclassified is required under GAAP to be reclassified to net income in its entirety in the same reporting period. This guidance is effective for reporting periods beginning after December 15, 2012. The Company adopted this guidance effective July 1, 2013. The Company's adoption of this standard did not have a significant impact on its consolidated financial statements.

In March 2013, the FASB issued ASU No. 2013-05, which permits an entity to release cumulative translation adjustments into net income when a reporting entity (parent) ceases to have a controlling financial interest in a subsidiary or group of assets that is a business within a foreign entity. Accordingly, the cumulative translation adjustment should be released into net income only if the sale or transfer results in the complete or substantially complete liquidation of a foreign subsidiary or foreign group of assets comprising a business. The Company's adoption of this standard did not have a significant impact on its consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, which establishes a comprehensive new revenue recognition standard designed to depict the transfer of goods or services to a customer in an amount that reflects the consideration the entity expects to receive in exchange for those goods or services. In doing so, companies may need to use more judgment and make more estimates than under current revenue recognition guidance. The ASU allows for the use of either the full or modified retrospective transition method, and the standard will be effective for us in the first quarter of our fiscal year 2018; early adoption is not permitted. The Company is currently evaluating which transition approach to use and the impact of the adoption of this standard on its consolidated financial statements.

There are no new significant accounting standards applicable to the Company that have been issued but not yet adopted by the Company as of June 30, 2015.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

None

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age, and position of sole executive officers and directors. Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.  Directors are elected annually by our stockholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

NAME	AGE	POSITION
Thomas Tang	50	Chief Executive Officer, President and Director
Rocco Scarpari	65	Chairman
Allan Qiu	29	Chief Financial Officer and Director
Nancy Yang	32	Secretary/Chief Marketing Officer and Director
Xin Jin	36	Vice President/Director of Business Development

Dr. Thomas Tang has been our President and Director since 2008 and has been Chief Executive Officer since August 2014.  He is a medical doctor licensed to practice in Australia. Dr. Tang graduated from Chinese Medical University, Guangzhou, China. In addition, since 2009,  he has assisted in capital raising for a number of Chinese corporations and has substantial experience in international trade with China. Dr. Tang brings a wide range of business experience to our board of directors.

Rocco Scarpari has been our Chairman of the Board (a non officer position) since 2008. For the past 15 years, Mr. Scarpari has been the owner and operator of a small vineyard and orchard located in Mooroopna North, Victoria, Australia. Mr. Scarpari brings a wide range of business experience to our board of directors.

Mr. Allan Qiu has been our Chief Financial Officer and a Director since January 2014.  From 2011 to 2014, he was Chief Financial Officer of Arem Marketing Corp., an affiliated Australian company. From 2009 to 2011, he was the personal assistant of the President of the Company. He graduated with a Masters in Marketing from Melbourne University. Mr. Qui brings to our Board of Directors knowledge of financial management.

Ms. Nancy Yang has been our Secretary and a Director since January 2014. From 2010 to the present, she has been Chief Marketing Director of the Company. From 2008 to 2009, she was a Visa and Evidencing Officer for the Chinese Embassy in Melbourne, Australia.  She graduated with double Masters in Commerce and Business / Information Technology from RMIT University, Australia. Ms. Yang brings to our Board of Directors several years of management, administration and quality control.

Mr. Xin Jin  has been our Vice President/Director of Business Development since June 2013.  From 2005 to 2013, he was sole officer and owner of Sanyi Group Pty Ltd. Mr. Jim received Bachelor of Commerce from Shandong University, China and Diploma of Accounting from Deakin University, Australia. He is directly responsible for managing the Company’s physiotherapy wellness business.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Legal Proceedings

To the best of our knowledge, none of our directors or executive officers, during the past ten years, has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission.

Director Independence

Our Board of Directors is currently composed of three members, whom do not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market).  The NASDAQ independence definition includes a series of objective tests, such as that the directors are not, and have not been for at least three years, one of our employees and that neither the Director, nor any of their family members have engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationship exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by our director and us with regard to our director’s business and personal activities and relationships as they may relate to us and our management.

Code of Ethics

We currently do not have a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and Chief Financial Officer; however, we intend to adopt one in the near future.

Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early stage company, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our Directors and Officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

In addition, our Officers have committed to spend a sufficient amount of time and attention to the affairs of the Company to fulfill their respective officer responsibilities. In this regard, generally, each Officer spends between 15 to 40 hours per week on the affairs of the Company, depending on the circumstances. Therefore, we may face conflicts of interest between the time and attention each Officer devotes to the Company and that of their other business interests. In addition, Mr. Xin Jin also is the owner of 14 other wellness centers throughout Melbourne, Australia. As a result of his ownership of these other centers, we may face conflicts between business decisions that he may have to make regarding our operations and that of his other centers. However, Mr. Jin has provided loans to the Company to support the business operations. The amount of these loans as of December 31, 2015 is $120,502. He also has provided a Letter of Support to the Company wherein he has agreed that during the period from June 30, 2015 through July 31, 2016, he will provide financial support to the Company to enable it to meet its liabilities as they come due and agreed not to demand repayment of the loan due to him without 13 months prior notice.

Other than as described above, we are not aware of any other conflicts of interest of our executive Officers and Directors.

Involvement in Certain Legal Proceedings

There are no legal proceedings that have occurred since our incorporation concerning our Director, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

Our Officers and Directors have not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to our Directors serving on our Board of Directors.

EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

Name and Principal		Salary	Bonus	Stock Awards	Option Awards	All Other Compen- sation	Total
Position	Year	($)	($)	($)	($)	($)	($)
Thomas Tang (1)	2015	0	0	$3,281	0	0	$3,281
President,	2014	0	0	$----	0	0	$----
Chief Executive Officer and Director	2013	0	0	$----	0	0	$----

Xin Jin (2)	2015	0	0	$8,531	0	0	$8,531
Vice President	2014	0	0	$3,754	0	0	$3,754
	2013	0	0	$----	0	0	$----

Rocco Scarpari (3)	2015	0	0	$2,756	0	0	$2,756
Chairman of Board	2014	0	0	$696	0	0	$696
	2013	0	0	$----	0	0	$----

Nancy Yang (4)	2015	0	0	$2,625	0	0	$2,625
Secretary and Director	2014	0	0	$2,638	0	0	$2,638
	2013	0	0	$----	0	0	$----

Allan Qiu (5)	2015	0	0	$1,040	0	0	$1,040
Chief Financial Officer	2014	0	0	$262	0	0	$262

(1)

Mr. Tang received 2,500,000 shares of common stock during fiscal year 2015. The shares were valued at $0.0013 per share.

(2)

Mr. Jin received 6,500,000 and 2,860,000 shares of common stock during fiscal year 2015 and 2014 respectively. The shares were valued at $0.0013 per share.

(3)

Mr Scarpari received 2,100,000 and 530,000 shares of common stock during fiscal year 2015 and 2014 respectively. The shares were valued at $0.0013 per share.

(4)

Ms Yang received 2,000,000 and 2,010,000 shares of common stock during fiscal year 2015 and 2014 respectively. The shares were valued at $0.0013 per share.

(5)

Mr. Qiu became Chief Financial Officer in January 2014. For fiscal years 2015 and 2014, Mr. Qiu received 800,000 and 200,000 shares of common stock respectively. The shares were valued at $0.0013 per share.

Employment Agreements

The Company does not have any employment or other compensation agreement with its executive officers. Moreover, there are no agreements or understandings for any of our executive officers or directors to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

Grants of Plan-Based Awards

No plan-based awards were granted to any of our named executive officers during the fiscal year ended June 30, 2015.

Outstanding Equity Awards at Fiscal Year End

No unexercised options or warrants were held by any of our named executive officers at December 31, 2014. No equity awards were made during the fiscal year ended June 30, 2015.

Option Exercises and Stock Vested

No option to purchase our capital stock was exercised by any of our named executive officers, nor was any restricted stock held by such executive officers vested during the fiscal year ended June 30, 2015.

Pension Benefits

No named executive officers received or held pension benefits during the fiscal year ended June 30, 2015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the date hereof, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five percent (5%); (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. The information is based on 227,487,617 shares of common stock issued and outstanding as of this date.

Name and Address of	Amount and Nature of	Percent of
Beneficial Owner	Beneficial Ownership(1)	Class
Officers and Directors
Thomas Tang(2) Chief Executive Officer, President and Director	60,579,700	27%
Rocco Scarpari(2) Chairman of Board	2,630,500	1%
Nancy Yang(2) Secretary and Director	4,010,000	2%
Allan Qui(2) Chief Financial Officer and Director	1,000,000	<1%
Xin Jin Vice President	19,410,000	9%
All officers and directors as a group (5 persons)	87,630,200	39%

5% or greater shareholders
Chi Yuen (George) Leong(3)	29,495,000	13%

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has ownership of and voting power and investment power with respect to our Common stock or Preferred Shares. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(2)

The address of each shareholder is the address of the Company.

(3)

The address of the shareholder is 803/483 Swanston Street, Melbourne, Victoria, Australia. Mr. Leong was a  former Chief Executive Officer of the Company and retired in such capacity on August 16, 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal years 2015, 2014 and 2013, the Company made the following stock issuances to its officers and/or directors and greater than 10% holders;

2015

During fiscal year 2015, we issued (i)  2,500,000 shares of our common stock to our Chairman, Thomas Tang, (ii) 6,500,000 to our Vice President, Xin Jin, (iii) 2,100,000 shares of our common stock to Rocco Scarpari, our Chairman, (iv) 800,000 shares of our common stock to Mr. Allan Qiu, our Chief Financial Officer, (v) 2,500,000 shares of our common stock to Mr. George Leong, our former Chief Executive Officer, and (vi) 2,000,000 shares of our common stock to Nancy Yang, our secretary and Director. The shares were valued at $0.0013 per share.

2014

During fiscal year 2014, we issued (i) 2,860,000 shares of common stock to our Vice President, Mr. Xin Jin, (ii)  200,000 shares of common stock to Mr. Allan Qiu, and (iii) 530,000 shares to Mr. Rocco Scarpari, our Chairman of the Board. The shares were valued at $0.0013 per share.

Other than stated above, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since the beginning of fiscal year 2014 or in any proposed transaction to which we are proposed to be a party which in either case exceeds $120,000 (or 1% of the average of the Company’s assets for the past 2 fiscal years):

•

Any of our directors or officers;

•

Any proposed nominee for election as our director;

•

Any person who beneficially owns or directly or indirectly, shares carrying more than 10% of the voting rights attached to our shares;

•

Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.000001 per share, and 10,000,000 shares of preferred stock, $0.000001 per share. As of December 18, 2015, there were 227,487,617 shares of our common stock issued and outstanding that was held by 541 stockholders of record and no shares of preferred stock issued and outstanding.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Delaware for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are also authorized to issue 10,000,000 shares which have been established as the Series A Preferred Stock. Holders of our Series A Preferred Stock have 1,000 for 1 vote per share. No shares of our Preferred Stock are issued and outstanding. The ability of directors, without security holder approval, to issue shares of our Series A Preferred Stock could be used as an anti-takeover measure. Anti-takeover measures may result in you receiving less compensation for your stock.

Dividend Policy

It is unlikely that we will declare or pay cash dividends in the foreseeable future. We intend to retain earnings, if any, to expand our operations. To date, we have paid no dividends on our shares of common stock and have no present intention of paying any dividends on our shares of common stock in the foreseeable future. The payment by us of dividends on the shares of common stock in the future, if any, rests solely within the discretion of our board of directors and will depend upon, among other things, our earnings, capital requirements and financial condition, as well as other factors deemed relevant by our board of directors.

Equity Compensation Plan Information

We have no plans for establishing an equity compensation plan, but reserve the right to do so in the future.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

Anti-Takeover Provisions

Our articles of incorporation contain provisions that might have an anti-takeover effect. These provisions, which are summarized below, may have the effect of delaying, deterring or preventing a change in control of our company. They could also impede a transaction in which our stockholders might receive a premium over the then-current market price of our common stock and our stockholders’ ability to approve transactions that they consider to be in their best interests.

Our articles of incorporation permit our board of directors to issue preferred stock. We could authorize the issuance of a series of preferred stock which would grant to holders preferred rights to our assets upon liquidation, the right to receive dividend coupons before dividends would be declared to holders of shares of our existing preferred stock and our existing preferred stock and common stock. Our current stockholders have no redemption rights. In addition, as we have a large number of authorized but unissued shares, our board of directors could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.

Delaware Law Anti Takeover Provision

Section 203 of the Delaware General Corporation Law prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation’s assets with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation’s outstanding voting stock, unless:

•

the transaction is approved by the board of directors prior to the time that the interested stockholder became an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding stock owned by directors who are also officers of the corporation; or

•

subsequent to such time that the stockholder became an interested stockholder the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have opted out of these provisions.

Transfer Agent

The transfer agent for our common stock is Interwest Stock Transfer, Inc., 1981 Murray Holladay Road, Suite 100, Salt Lake City, UT 84117, telephone: 801-272-9294.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after the effectiveness of this registration statement, we will have 13,694,711 shares of common will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. The remaining 214,196,315 shares, including 87,630,200 shares held by our insiders, are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell his, her or its securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale. However, Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. Rule 144 does include an important exception to this prohibition if the following conditions are met:

•

the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•

the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•

at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the holders of the restricted shares will be able to sell their shares, pursuant to Rule 144 one year after the date of this registration statement. However, if they remain one of our affiliates, they will only be permitted to sell a number of securities that does not exceed the greater of:

•

1% of the total number of shares of common stock then outstanding, which will equal 65,625 shares immediately after this offering (or 75,234 shares if the underwriter’s overallotment option is exercised in full); or

•

the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 would also be limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Daniel H. Luciano, Esq., 242A West Valley Brook Road, Califon, New Jersey 07830.

EXPERTS

ShineWing Australia, an independent registered public accounting firm, audited our financial statements for the years ended June 30, 2015 and 2014, as set forth in report appearing herein. We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on the reports of ShineWing Australia given on their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws and Certificate of Incorporation, subject to the provisions of Delaware Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We hereby file with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

INDEX TO FINANCIAL STATEMENTS

Independent Auditor’s Report

F-2

Consolidated Balance Sheets

F-3

Consolidated Statement of Operations

F-4

Consolidated Statement of Changes in Stockholders’ Equity

F-5

Consolidated Statements of Cash Flows

F-6

Notes to Consolidated Statements

F-7

Condensed Consolidated Balance Sheets as at months ended December 31, 2015 (unaudited)

F-22

Condensed Consolidated Statement of Operations for the six months ended December 31, 2015(unaudited)

F-23

Condensed Consolidated Statement of Changes in Stockholders’ Equity/(Deficit) for the six months ended

December 31, 2015 (unaudited)

F-2 4

Condensed Consolidated Statements of Cash Flows for the six months ended December 31, 2015, 2015(unaudited)

F-25

Notes to Condensed Unaudited Consolidated Statements

F-26

AREM PACIFIC CORPORATION

Consolidated Balance Sheet

June 30, 2015 and 2014

	Note	2015	2014

Assets
Cash and cash equivalents	4	$55,609	$29,673
Other assets	5	32,201	39,497
Other receivable	6	19,042	25,041
Total current assets		106,852	94,211

Property, plant and equipment, net of accumulated depreciation	7	96,792	140,472
Total assets		$203,644	$234,683
Liabilities and Stockholders’ (Deficit)/Equity
Liabilities
Payroll taxes		$28,107	$50,468
Accrued and other liabilities	8	32,906	21,198
Borrowings	9	166,919	223,577
Total current liabilities		227,932	295,243
Total liabilities		227,932	295,243
Stockholders’ (Deficit)/Equity
Common stock, $0.000001 par value, 500,000,000 shares authorized and 228,003,081 shares and 126,140,364 shares issued and outstanding, respectively		211	117
Additional paid in capital	10	157,150	23,550
Other comprehensive earnings	11	49,455	14,405
Accumulated losses		(231,104)	(98,632)
Total stockholders’ deficit		(24,288)	(60,560)

Total liabilities and stockholders’ deficit		$203,644	$234,683

The accompanying notes are an integral part of these consolidated financial statements.

AREM PACIFIC CORPORATION

Consolidated Statement of Operations

For the years ended June 30, 2015 and 2014

	Note	2015	2014
Revenue		$485,724	$501,948

Operating expenses
Payroll and employee related expense		311,130	354,489
Occupancy expenses		117,364	122,283
Depreciation expense		16,223	15,790
Marketing expenses		64,268	-
General and administrative expenses		93,064	46,553
Total operating expenses		602,049	539,115

Loss from operations		(116,325)	(37,167)

Other income/(expenses)
Loss on assets disposal	7	(17,660)	(54,366)
Interest income		1,513	2,127
Interest charge		-	(163)
Total other expenses		(16,147)	(52,402)

Loss from continuing operations before income tax expenses		(132,472)	(89,569)

Income tax expense	12	-	-

Loss after income tax expense for the year		(132,472)	(89,569)
Other comprehensive income/(loss)
Exchange differences arising on translation of foreign operations		35,050	(3,324)
Other comprehensive income/(loss)		35,050	(3,324)

Total comprehensive loss for the year		($97,422)	($92,893)

Net income/(loss) per share from net income/(loss)
Basic and diluted		-	-

Weighted average number of common stock outstanding
Basic and diluted		161,442,946	118,124,339

The accompanying notes are an integral part of these consolidated financial statements.

AREM PACIFIC CORPORATION

Consolidated Statement of Changes in Stockholders’ Equity

For the year ended June 30, 2015 and 2014

	Common Stock
	Shares	Amount	Additional Paid in Capital	Other Compre-hensive Earnings	Accumulated Losses	Total (Deficit)/ Equity

Balance at June 30, 2013	107,328,150	116	-	17,729	(9,063)	8,782

Share issued for services	17,943,020	-	23,550	-	-	23,550

Loss after income tax expense for the year	-	-	-	-	(89,569)	(89,569)
Other comprehensive loss	-	-	-	(3,324)	-	(3,324)
Total comprehensive loss for the year	-	-	-	(3,324)	(89,569)	(92,893)

Recapitalization August 8, 2013	869,194	1	-	-	-	1
Balance at June 30, 2014	126,140,364	$117	$23,550	$14,405	($98,632)	($60,560)

Share issued for services	101,862,717	94	133,600	-	-	133,694

Loss after income tax expense for the year	-	-	-	-	(132,472)	(132,472)
Other comprehensive income	-	-	-	35,050	-	35,050
Total comprehensive loss for the year	-	-	-	35,050	(132,472)	(97,422)

Balance at June 30, 2015	228,003,081	$211	$157,150	$49,455	($231,104)	($24,288)

The accompanying notes are an integral part of these consolidated financial statements.

AREM PACIFIC CORPORATION

Consolidated Statement of Cash Flows

For the year ended June 30, 2015 and 2014

	2015	2014

Cash flows from operating activities:
Net loss	($132,472)	($89,569)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	16,223	15,790
Loss on assets disposal	17,660	54,366
Expenses paid by share issued	133,694	23,550
Net changes in operating assets and liabilities
Decrease in other receivable	1,499	14,235
Increase in other payable and accrued liabilities	2,821	18,320
Net cash (used in)/provided by operating activities	39,425	36,692
Cash flows from investing activities
Proceeds from property, plant and equipment disposal	9,797	-
Acquisition of property, plant and equipment	-	(20,833)
Net cash provided by/(used in) investing activities	9,797	(20,833)
Cash flows from financing activities

Debt repayments	(16,764)	(6,431)
Lease repayments	-	(5,174)
Bank guarantee	-	(3,015)
Net cash provided by financing activities	16,764	14,620
Effect of exchange rate changes on cash and cash equivalents	(6,522)	988
Net increase in cash and cash equivalents	25,936	1,239
Cash and cash equivalents at the beginning of period	29,673	27,446
Cash and cash equivalents at the end of period	$55,609	$29,673

The accompanying notes are an integral part of these consolidated financial statements.

AREM PACIFIC CORPORATION

Notes to Consolidated Statements

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.1  Nature of Operations

Diversified Mortgage Workout Corporation was formed on June 10, 2008 and was initially a development stage corporation registered in Delaware targeting acquisition in the real estate industry. On August 8, 2013 Diversified Mortgage Workout Corporation acquired Arem Pacific Corporation, an Arizona company, and subsequently changed its name to Arem Pacific Corporation (a Delaware corporation) (the “Company”). The acquisition of Arem Pacific Corporation (Arizona) was accounted for as a reverse acquisition.

After the completion of the reverse acquisition Arem Pacific Corporation (Delaware) changed the focus of its business to holistic health services and conducts its operations of two outlets in Australia (Victoria) through Arem Pacific Corporation (Arizona) and its wholly owned subsidiary Sanyi Group Pty Ltd, an Australia operation, which was acquired by Arem Pacific Corporation (Arizona) on June 30, 2012.

Unless the context indicates otherwise, the term “Group” as used herein includes Arem Pacific Corporation (Delaware), Arem Pacific Corporation (Arizona) and Sanyi Group Pty Ltd.

1.2  Reverse Acquisition

A reverse acquisition occurs when the acquirer is the entity whose equity interests have been acquired and the issuing entity is the acquiree. Although legally the issuing entity is regarded as the parent and the private entity is regarded as the subsidiary, the legal subsidiary is the acquirer if it has the power to govern the financial and operating policies of the legal parent so as to obtain benefits from its activities.

In a reverse acquisition involving only the exchange of equity, the fair value of the equity of the accounting acquiree may be used to measure consideration transferred if the value of the accounting acquiree’s equity interests are more reliably measurable than the value of the accounting acquirer’s equity interest.

On August 8, 2013, pursuant to the terms of a Stock Exchange Agreement, Diversified Mortgage Workout Corporation acquired all of the issued and outstanding shares of common stock of Arem Pacific Corporation, an Arizona company, in exchange for the issuance of 107,328,150 newly issued shares of Diversified Mortgage Workout Corporation common stock to the shareholders of Arem Pacific Corporation (Arizona). This acquisition resulted in Arem Pacific Corporation (Arizona) becoming a wholly-owned subsidiary of Diversified Mortgage Workout Corporation. Subsequent to the acquisition, Diversified Mortgage Workout Corporation changed its name to Arem Pacific Corporation. This transaction is reflected as a recapitalization, and it’s accounted for as a change in capital structure. Accordingly, the accounting for the acquisition is identical to that resulting from a reverse acquisition. Under reverse acquisition accounting, the comparative historical financial statements of the Group as the legal acquirer are those of the accounting acquirer, Arem Pacific Corporation (Arizona). The accompanying financial statements reflect the recapitalization of the stockholders’ equity as if the transactions occurred as of the beginning of the first period presented. Thus, the shares of common stock issued to the former Arem Pacific Corporation (Arizona) stockholders are deemed to be outstanding for all periods reported prior to the date of the reverse acquisition.

AREM PACIFIC CORPORATION

Notes to Consolidated Statements

1.3  Basis of Accounting

The accompanying financial statements include the accounts of Arem Pacific Corporation (Arizona) and its wholly owned subsidiary Sanyi Group Pty Ltd which is a company domiciled in Australia. These financial statements have been prepared in accordance with the accounting principles generally accepted in the United States (“GAAP”) and Regulation S-X published by the US Securities and Exchange Commission (the “SEC”). All intercompany accounts and transactions have been eliminated. Certain prior year amounts have been reclassified to conform to the current year presentation. Such reclassifications had no effect on the prior year net income, accumulated deficit, net assets, or total shareholders' deficit or equity. The Group has evaluated events or transactions through the date of issuance of this report in conjunction with the preparation of these consolidated financial statements. All amounts presented are in US dollars, unless otherwise noted.

The financial statements, except for cash flow information, have been prepared on an accruals basis and are based on historical costs, modified, where applicable, by the measurement at fair value of selected non-current assets, financial assets and financial liabilities. The amounts presented in the financial statements have been rounded to the nearest dollar.

1.4  Going Concern Basis

The financial statements have been prepared on the going concern basis, which assumes continuity of normal business activities and the realisation of assets and the settlement of liabilities in the ordinary course of business.

At June 30, 2015 the Group had a current asset deficiency of $121,080 and a net asset deficiency of $24,288 (2014 current asset deficiency of $201,032 and a net asset deficiency of $60,560). The Group reported an after tax loss of $132,472 for the year (2014 after tax loss: $89,569).

Despite the current asset and net asset deficiency, the Group has prepared the financial statements on a going concern basis that contemplates the continuity of normal business activity, realisation of assets and settlement of liabilities at the amounts recorded in the financial statements in the ordinary course of business.

The Group believes that there are reasonable grounds to support the fact that it will be able to pay its debts as and when they become due and payable. In forming this opinion, the Group has considered the following factors:

(i)

As at June 30, 2015, $166,919 of the borrowings was owed to Xin Jin, a significant shareholder and an officer of the Company and the Director of its wholly owned subsidiary Sanyi Group Pty Ltd.

(ii)

The Directors of the Company have received a Letter of Support from Xin Jin, in which he offers to provide continuing financial support to Sanyi Group Pty Ltd to enable it to meet its liabilities as and when they become due and payable for a period of not less than 13 months from June 30, 2015. The loan of $166,919 as at June 30, 2015 to Sanyi Group Pty Ltd will not be called upon without giving at least 13 months’ notice.

AREM PACIFIC CORPORATION

Notes to Consolidated Statements

1.4  Going Concern Basis (Continued)

If the Group is unable to continue as a going concern it may be required to realise its assets and extinguish its liabilities other than in the ordinary course of business at amounts different from those stated in the financial statements.

The financial statements do not include adjustments relating to the recoverability and classification of recorded asset amounts or to the amounts and classification of liabilities that might be necessary should the Group not continue as a going concern.

1.5  Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

1.6  Foreign Currency Translation

The functional currency of our foreign subsidiary is its local currency. Assets and liabilities of the foreign subsidiary are translated into US dollars at period-end exchange rates, stockholders’ equity is translated at the historical rates and the consolidated statement of operations and cash flows are translated at average exchange rates during the reporting periods. Resulting translation adjustments are recorded in accumulated other comprehensive income, a separate component of stockholders’ equity. A component of accumulated other comprehensive income will be released into income when the Group executes a partial or complete sale of an investment in a foreign subsidiary or a group of assets of a foreign subsidiary considered a business and/or when the Group no longer holds a controlling financial interest in a foreign subsidiary or group of assets of a foreign subsidiary considered a business.

Transactions denominated in currencies other than the local currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in foreign currency transaction gains and losses that are reflected in results of operations as unrealized (based on period end translation) and realized (upon settlement of the transactions) and reported under other general expenses in the consolidated statement of operations.

1.7  Cash and Cash Equivalents and Concentration of Credit Risk

The Group considers all highly liquid short term investments with original maturities of three months or less at the date of acquisition to be cash equivalents. The carrying value of cash and cash equivalents approximates fair value due to the short term nature of these instruments.

The Group's financial instruments exposed to concentrations of credit risk consist primarily of cash and cash equivalents. Cash and cash equivalents are held in several Australian bank accounts and time deposit accounts.

AREM PACIFIC CORPORATION

Notes to Consolidated Statements

1.7  Cash and Cash Equivalents and Concentration of Credit Risk (Continued)

The Group regularly assesses the level of credit risk we are exposed to and whether there are better ways of managing credit risk. The Group invests its cash and cash equivalents with reputable financial institutions.

The Group has not incurred any losses related to these deposits.

1.8  Accounts Receivable

The collectability of accounts receivable is continuously monitored and analysed based upon historical experience. The use of judgment is required to establish a provision for allowance for doubtful accounts for specific customer collection issues identified. The allowance for doubtful accounts was $0 as of Jun 30, 2015.

1.9  Property and Equipment

Property and equipment are recorded at cost. Costs of renewal and improvements that substantially extend the useful lives of assets are capitalised. Maintenance and repair costs are expensed when incurred. Depreciation is calculated using the decline in value method over the estimated useful lives of the assets, which range from two to ten years.

Derecognition

An item of plant and equipment is derecognised upon disposal or when no further economic benefits are expected from its use or disposal.

1.10  Leases

Leases of fixed assets, where substantially all the risks and benefits incidental to the ownership of the asset – but not the legal ownership – are transferred to entities in the consolidated group, are classified as finance leases.

Finance leases are capitalised by recognising an asset and a liability at the lower of the amounts equal to the fair value of the leased property or the present value of the minimum lease payments, including any guaranteed residual values. Lease payments are allocated between the reduction of the lease liability and the lease interest expense for the period.

Leased assets are depreciated on a straight-line basis over the shorter of their estimated useful lives or the lease term.

Lease payments for operating leases, where substantially all the risks and benefits remain with the lessor, are recognised as expenses on a straight-line basis over the lease term.

AREM PACIFIC CORPORATION

Notes to Consolidated Statements

1.11  Payables

Payables are carried at amortised cost and, due to their short-term nature, they are not discounted. They represent liabilities for goods and services provided to the Group prior to the end of the financial year that are unpaid and arise when the Group becomes obliged to make future payments in respect of the purchase of these goods and services. The amounts are unsecured and are usually paid within 30 days of recognition.

1.12  Provisions

Provisions are recognised when the Group has a legal or constructive obligation, as a result of past events, for which it is probable that an outflow of economic benefits will result and that outflow can be reliably measured. Provisions are measured using the best estimate of the amounts required to settle the obligation at the end of the reporting period.

1.13  Loans and Borrowings

All loans and borrowings are initially recognised at cost, being the fair value of the consideration received net of issue costs associated with the borrowing.

After initial recognition, interest-bearing loans and borrowings are subsequently measured at amortised cost using the effective interest method. Amortised cost is calculated by taking into account any issue costs, and any discount or premium on settlement.

The Group’s current liabilities include a loan from a shareholder which is not interest bearing. The shareholder has provided a letter of support to Sanyi Group Pty Ltd which states that the loan will not be called without giving at least 13 months’ notice. The loan is not evidenced by a promissory note.

Loans are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least 12 months after the reporting date.

1.14  Revenue Recognition

Revenue is measured at the fair value of the consideration received or receivable after taking into account any discounts.

The Group derives revenue primarily through the provision of therapeutic health services from its Oriental Holistic Health Centres.  Revenue is recognized when persuasive evidence of an arrangement exists, the services have been rendered to customers, the pricing is fixed or determinable and collection is reasonably assured. This is generally based on the completion of services provided to the customers at the Oriental Holistic Health Centres and settlement of the transactions either by cash or credit card payments.

Interest revenue is recognised using the effective interest method, which for floating rate financial assets is the rate inherent in the instrument. Dividend revenue is recognised when the right to receive a dividend has been established.

AREM PACIFIC CORPORATION

Notes to Consolidated Statements

1.14  Revenue Recognition (Continued)

All revenue is stated net of the amount of goods and services tax.

1.15  Income Tax

Taxes payable is based on taxable profit for the year which excludes items of income or expense that are taxable or deductible in other years. Taxable profit also excludes items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted as of the balance sheet date.

Deferred income tax expense is calculated using the liability method in accordance with ASC 740 Income Taxes. Deferred tax assets and liabilities are classified as non-current in the balance sheet and are measured based on the difference between the carrying value of assets and liabilities for financial reporting and their tax basis when such differences are considered temporary in nature. Temporary differences related to intercompany profits are deferred using the buyer’s tax rate. Deferred tax assets are reviewed for recoverability every balance sheet date, and the amount probable of recovery is recognised.

Deferred income tax expense represents the change in deferred tax asset and liability balances during the year except for the deferred tax related to items recognised in other comprehensive income or resulting from a business combination or disposal. Changes resulting from amendments and revisions in tax laws and tax rates are recognised when the new tax laws or rates become effective or are substantively enacted. Uncertain tax positions are recognised in the financial statements based on management’s expectations.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities, when they related to income taxes levied by the same taxation authority, and when the Group intends to settle its current tax assets and liabilities on a net basis.

Deferred taxes are not provided on undistributed earnings of subsidiaries when the timing of the reversal of this temporary difference is controlled by the Group and is not expected to happen in the foreseeable future. This is applicable for the majority of the Group’s subsidiaries.

1.16  Goods and Services Tax (GST)

Revenues, expenses and assets are recognised net of the amount of GST, except where the amount of GST incurred is not recoverable from the Australian Taxation Office (ATO).

Receivables and payables are stated inclusive of the amount of GST receivable or payable. The net amount of GST recoverable from, or payable to, the ATO is included with other receivables or payables in the statement of financial position.

Cash flows are presented on a gross basis. The GST components of cash flows arising from investing or financing activities, which are recoverable from or payable to the ATO, are presented as operating cash flows included in receipts from customers or payments to suppliers.

AREM PACIFIC CORPORATION

Notes to Consolidated Statements

1.17  Earnings (Loss) per Common Share

Basic earnings (loss) per common share is computed by dividing income or losses available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per common share is computed similar to basic net income or losses per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all the potential common shares, warrants and stock options had been issued and of the additional common shares were dilutive. Diluted earnings (loss) per common share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method for the outstanding options and the if-converted method for the outstanding convertible preferred shares. Under the treasury stock method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Under if –converted method, convertible outstanding instruments are assumed to be converted into common stock at the beginning of the period (or at the time of issuance, if later).

1.18  Accumulated Other Comprehensive Income (Loss)

Comprehensive income (loss) is presented net of applicable income taxes in the accompanying consolidated statements of stockholders' equity and comprehensive income (loss). Other comprehensive income (loss) is comprised of revenues, expenses, gains, and losses that under GAAP are reported as separate components of stockholders' equity instead of net income (loss).

1.19  Recently Issued Accounting Standards

In February 2013, the FASB issued Accounting Standards Update ("ASU") No. 2013-02 which requires additional disclosures regarding the reporting of reclassifications out of accumulated other comprehensive income. ASU No. 2013-02 requires an entity to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income, but only if the amount reclassified is required under GAAP to be reclassified to net income in its entirety in the same reporting period. This guidance is effective for reporting periods beginning after December 15, 2012. The Group adopted this guidance effective July 1, 2013. The Group's adoption of this standard did not have a significant impact on its consolidated financial statements.

In March 2013, the FASB issued ASU No. 2013-05, which permits an entity to release cumulative translation adjustments into net income when a reporting entity (parent) ceases to have a controlling financial interest in a subsidiary or group of assets that is a business within a foreign entity. Accordingly, the cumulative translation adjustment should be released into net income only if the sale or transfer results in the complete or substantially complete liquidation of a foreign subsidiary or foreign group of assets comprising a business. The Group's adoption of this standard did not have a significant impact on its consolidated financial statements.

AREM PACIFIC CORPORATION

Notes to Consolidated Statements

1.19  Recently Issued Accounting Standards (Continued)

In May 2014, the FASB issued ASU 2014-09, which establishes a comprehensive new revenue recognition standard designed to depict the transfer of goods or services to a customer in an amount that reflects the consideration the entity expects to receive in exchange for those goods or services. In doing so, companies may need to use more judgment and make more estimates than under current revenue recognition guidance. The ASU allows for the use of either the full or modified retrospective transition method, and the standard will be effective for us in the first quarter of our fiscal year 2018; early adoption is not permitted. The Group is currently evaluating which transition approach to use and the impact of the adoption of this standard on its consolidated financial statements.

There are no new significant accounting standards applicable to the Group that have been issued but not yet adopted by the Group as of June 30, 2015.

2.  Critical Accounting Estimates and Judgements

The Directors evaluate estimates and judgements incorporated into the financial statements based on historical knowledge and best available current information. Estimates assume a reasonable expectation of future events and are based on current trends and economic data, obtained both externally and within the Group.

Key Estimates

(i)

Useful lives

The Group determines the estimated useful lives and related depreciation and amortisation charges for its property, plant and equipment and finite life intangible assets. The useful lives could change significantly as a result of technical innovations or some other event. The depreciation and amortisation charge will increase where the useful lives are less than previously estimated lives, or technically obsolete or non-strategic assets that have been abandoned or sold will be written off or written down.

(ii)

Income tax

The Group is subject to income taxes in the jurisdictions in which it operates. Significant judgement is required in determining the provision for income tax. There are many transactions and calculations undertaken during the ordinary course of business for which the ultimate tax determination is uncertain. The Group recognises liabilities for anticipated tax audit issues based on the Group's current understanding of the tax law. Where the final tax outcome of these matters is different from the carrying amounts, such differences will impact the current and deferred tax provisions in the period in which such determination is made.

AREM PACIFIC CORPORATION

Notes to Consolidated Statements

2.  Critical Accounting Estimates and Judgements (Continued)

Key Judgements

(i)

Provision for impairment of receivables

The provision for impairment of receivables assessment requires a degree of estimation and judgement. The level of provision is assessed by taking into account the recent sales experience, the ageing of receivables, historical collection rates and specific knowledge of the individual debtors’ financial position.

(ii)

Impairment

The Group assessed that no indicators of impairment existed at the reporting date and as such no impairment testing was performed.

(iii)

Fair value measure of shares issued

The calculation of the fair value of shares issued requires significant estimate to be made in regards to several variables. The estimations made are subject to variability that may alter the overall fair value determined.

3.  Segment Information

The consolidated entity operates predominantly in one industry and one geographical segment, those being oriental holistic health services and Australia, respectively.

4.  Cash and Cash Equivalents

Cash at the end of the financial year end periods as shown in the statement of cash flows is reconciled to items in the balance sheets as follows:

	2015	2014
Cash at bank	$47,165	$22,480
Petty Cash	8,444	7,193
	$55,609	$29,673

AREM PACIFIC CORPORATION

Notes to Consolidated Statements

5.  Other Assets

	2015	2014
Current
Deposits paid	$32,201	$39,497

6.  Other Receivable

	2015	2014
Current
Prepayment	-	$6,157
Refundable from the Australian Taxation Office	$19,042	18,884
	$19,042	$25,041

7.  Property, Plant and Equipment

	Furniture and fittings	Office equipment	Computers	Motor vehicles	Plant and equipment	Lease Improvements	Total
At cost
Balance at July 1, 2013	$3,223	$898	-	$83,060	$20,989	$251,360	$359,530
Additions	-	-	12,939	-	-	7,894	20,833
Disposals	-	-	-	-	(857)	(91,192)	(92,049)
Balance at June 30, 2014	3,223	898	12,939	83,060	20,132	168,062	288,314
Additions	-	-	-	-	-	-	-
Disposals	-	-	-	(83,060)	-	-	(83,060)
Balance at June 30, 2015	3,223	898	12,939	-	20,132	168,062	205,254

Accumulated depreciation and amortization
Balance at July 1, 2013	(1,653)	(867)	-	(49,788)	(11,429)	(105,998)	(169,735)
Depreciation expense	(186)	(10)	(1,573)	(4,229)	(1,666)	(8,126)	(15,790)
Disposals	-	-	-	-	437	37,246	37,683
Balance at June 30, 2014	($1,839)	($877)	($1,573)	($54,017)	($12,658)	($76,878)	($147,842)
Depreciation expense	(147)	(6)	(5,039)	(1,586)	(1,178)	(8,267)	(16,223)
Disposals	-	-	-	55,603	-	-	55,603
Balance at June 30, 2015	($1,986)	($883)	($6,612)	-	($13,836)	($85,145)	($108,462)

Net book value
As at June 30, 2014	$1,384	$21	$11,366	$29,043	$7,474	$91,184	$140,472
As at June 30, 2015	$1,237	$15	$6,327	-	$6,296	$82,917	$96,792

AREM PACIFIC CORPORATION

Notes to Consolidated Statements

8.  Accrued and Other Liabilities

	2015	2014
Current
Payroll liabilities	$20,579	$13,317
Other payables	12,327	7,881
	$32,906	$21,198

9.  Borrowings

	2015	2014
Current
Loan from related party	$166,919	$223,577

Included in the loan balance above is an unsecured loan from Xin Jin, a significant shareholder and an officer of the Company and the Director of its wholly owned subsidiary Sanyi Group Pty Ltd. The loan bears nil interest per annum.

10.  Common Stock

During the year ended 30 June 2015, the Company has issued 101,862,717 shares of the Company stock for $133,694 to individual investors. Shares are measured at fair value at the grant dates. The fair value at grant date is determined using management’s estimate and fair value measurement process.

11.  Other Comprehensive Earnings

	2015	2014
Foreign currency translation reserve	$49,455	$14,405

AREM PACIFIC CORPORATION

Notes to Consolidated Statements

12.  Income Tax Expense

	2015	2014
(a) The components of tax (expense)/income comprise:
Current tax
- Australia	-	-
- US	-	-
Total	-	-

Deferred tax
- Australia	-	-
- US	-	-
Total	-	-

(b) The prima facie tax on profit from ordinary activities before income tax is reconciled to income tax as follows:
Loss from continuing operations before income tax expense
- Australia	($132,472)	($89,569)
- US	-	-
Total	($132,472)	($89,569)

Income tax credit at statutory rate:
- Australia	($39,742)	($26,871)
- US	-	-
Total	($39,742)	($26,871)

Add:
Tax effect of:
Amounts which are not deductible in calculating taxable income	-	-
Tax losses not recognised as deferred tax assets	$39,742	$26,871
Consolidated income tax expense	-	-

AREM PACIFIC CORPORATION

Notes to Consolidated Statements

13.  Auditors’ Remuneration

	2015	2014
Auditor of the Group
Audit of the financial report	$20,955	$9,187
Non audit services	17,146	4,593
	$38,101	$13,780

The auditor of the Group is ShineWing Australia.

14.  Capital and Leasing Commitments

There was no capital expenditure at June 30, 2015.

The following table summarizes the Group’s future minimum leasing commitments under non-cancellable operating leases at June 30, 2015:

Total
Amounts payable in fiscal year
2016	$54,691
2017	57,382
2018	60,273
2019	63,287
2020	8,927
$244,560

15.  Contingencies

From time to time, the Group is involved in routine litigation that arises in the ordinary course of business. There are no pending significant legal proceedings to which the Group is a party for which management believes the ultimate outcome would have a material adverse effect on the Group’s financial position.

AREM PACIFIC CORPORATION

Notes to Consolidated Statements

16.  Related Party Transactions

(a)

Parent entity

The ultimate parent entity which exercises control over the Group is Arem Pacific Corporation (Delaware).

(b)

Subsidiary

Upon closing of the reverse acquisition on August 8, 2013, Arem Pacific Corporation (Arizona) became a wholly owned subsidiary of Arem Pacific Corporation (a Delaware company, formerly Diversified Mortgage Workout Corporation).

Sanyi Group Pty Ltd is a wholly owned subsidiary of Arem Pacific Corporation (Arizona) which is incorporated in Australia.

(c)

Outstanding balances with related parties

The following balances are outstanding at reporting date in relation to transactions with related parties:

	2015	2014
Loan from related party	$166,919	$223,577

Included in the loan balance above is an unsecured loan from Xin Jin, a significant shareholder and an officer of the Company and the Director of its wholly owned subsidiary Sanyi Group Pty Ltd. The loan is not evidenced by a promissory note.

17.  Events After the Reporting Period

There has not arisen in the interval between the end of the financial period and the date of these financial statements any other item, transaction or event of a material and unusual nature likely, in the opinion of the Directors of the Company, to affect significantly the operation of the Group, the results of those operations, or the state of affairs of the Group, in future financial years.

AREM PACIFIC CORPORATION

(FORMERLY DIVERSIFIED MORTGAGE WORKOUT CORPORATION)

CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED DECEMBER 31, 2015

AREM PACIFIC CORPORATION

Condensed Consolidated Balance Sheets

As at December 31, 2015 and June 30, 2015

		As at December 31	As at June 30
	Note	2015	2015
		(unaudited)	(audited)
Assets
Cash and cash equivalents	4	$13,559	$55,609
Other assets	5	30,558	32,201
Other receivables	6	7,051	19,042
Total current assets		51,168	106,852

Property, plant and equipment, net of accumulated depreciation and amortization	7	92,164	96,792
Total non-current assets		92,164	96,792
Total assets		143,332	$203,644
Liabilities and Stockholders’ Equity/(Deficit)
Liabilities
Payroll taxes		1,510	28,107
Accrued and other liabilities	8	16,556	32,906
Borrowings	9	120,502	166,919
Total current liabilities		138,568	227,932
Total liabilities		138,568	227,932
Equity
Common stock, $0.000001 par value, 500,000,000 shares authorized and 228,003,081 shares issued and outstanding, respectively		211	211
Additional paid in capital		157,150	157,150
Other comprehensive earnings	10	55,848	49,455
Accumulated losses		(208,445)	(231,104)
Total stockholders’ equity/(deficit)		4,764	(24,288)
Total liabilities and stockholders’ equity/(deficit)		143,332	$203,644

The accompanying notes are an integral part of these condensed unaudited consolidated financial statements.

AREM PACIFIC CORPORATION

Condensed Consolidated Statement of Operations

For the six months ended December 31, 2015 and 2014

		For the 6 months ended December 31
	Note	2015	2014
		(unaudited)	(unaudited)
Revenue		$191,966	$262,668

Operating expenses
Payroll and employee related expense		87,269	180,043
Occupancy expenses		50,811	63,051
Depreciation expense		4,628	9,100
Marketing expenses		-	50,963
General and administrative expenses		26,684	14,614
Total operating expenses		169,392	317,771

Income/(loss) from operations		22,574	(55,103)

Other income/(expenses)
Loss on assets disposal		-	(11,930)
Interest income		85	657
Total other income/(expenses)		85	(11,273)

Income/(loss) from continuing operations before income tax expenses		22,659	(66,376)

Income tax expense	11	-	-

Net income/(loss) after income tax expense for the period		22,659	(66,376)
Other comprehensive income
Exchange differences arising on translation of foreign operations		6,393	1,810
Other comprehensive income		6,393	1,810

Total comprehensive income for the period		$29,052	($64,566)

Net income/(loss) per share
Basic and diluted		-	-
Weighted average number of common stock outstanding
Basic and diluted		228,003,081	133,725,703

The accompanying notes are an integral part of these condensed unaudited consolidated financial statements.

AREM PACIFIC CORPORATION

Condensed Consolidated Statement of Changes in Stockholders’ Equity / (Deficit)

For the six months ended December 31, 2015

	Common Stock
	Shares	Amount	Additional Paid in Capital	Other Comprehensive Earnings	Accumulated Losses	Total Equity/ (Deficit)

Balance at June 30, 2015	228,003,081	$211	$157,150	$49,455	($231,104)	($24,288)

Net income after income tax expense for the period (unaudited)	-	-	-	-	22,659	22,659
Net other comprehensive income (unaudited)	-	-	-	6,393	-	6,393
Total comprehensive income for the period (unaudited)	-	-	-	6,393	22,659	29,052

Balance at December 31, 2015	228,003,081	$211	$157,150	$55,848	($208,445)	$4,764

The accompanying notes are an integral part of these condensed unaudited consolidated financial statements.

AREM PACIFIC CORPORATION

Condensed Consolidated Statement of Cash Flows

For the six months ended December 31, 2015 and 2014

	For the 6 months ended December 31
	2015	2014
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income/(loss)	$22,659	($66,376)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation	4,628	9,100
Loss on assets disposal	-	11,930
Expenses paid by share issued	-	50,963
Net changes in operating assets and liabilities
Decrease/(increase) in other receivable	10,934	(4,914)
(Decrease)/increase in other payable and accrued liabilities	(39,525)	793
Net cash (used in)/provided by operating activities	(1,304)	1,496
Cash flows from investing activities
Proceeds from property, plant and equipment disposal	-	3,966
Net cash provided by investing activities	-	3,966
Cash flows from financing activities
Debt repayments	(37,606)	-
Net cash used in financing activities	(37,606)	-
Effect of exchange rate changes on cash and cash equivalents	(3,140)	(4,378)
Net (decrease)/increase in cash and cash equivalents	(42,050)	1,084
Cash and cash equivalents at the beginning of period	55,609	29,673
Cash and cash equivalents at the end of period	$13,559	$30,757

The accompanying notes are an integral part of these condensed unaudited consolidated financial statements.

AREM PACIFIC CORPORATION

Notes to Condensed Unaudited Consolidated Statements

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.1

Nature of Operations

Diversified Mortgage Workout Corporation was formed on June 10, 2008 and was initially a development stage corporation registered in Delaware targeting acquisition in the real estate industry. On August 8, 2013 Diversified Mortgage Workout Corporation acquired Arem Pacific Corporation, an Arizona company, and subsequently changed its name to Arem Pacific Corporation (a Delaware corporation) (the “Company”). The acquisition of Arem Pacific Corporation (Arizona) was accounted for as a reverse acquisition.

After the completion of the reverse acquisition Arem Pacific Corporation (Delaware) changed the focus of its business to holistic health services and conducts its operations of two outlets in Australia (Victoria) through Arem Pacific Corporation (Arizona) and its wholly owned subsidiary Sanyi Group Pty Ltd, an Australia operation, which was acquired by Arem Pacific Corporation (Arizona) on June 30, 2012.

Unless the context indicates otherwise, the term “Group” as used herein includes Arem Pacific Corporation (Delaware), Arem Pacific Corporation (Arizona) and Sanyi Group Pty Ltd.

1.2

Reverse Acquisition

A reverse acquisition occurs when the acquirer is the entity whose equity interests have been acquired and the issuing entity is the acquiree. Although legally the issuing entity is regarded as the parent and the private entity is regarded as the subsidiary, the legal subsidiary is the acquirer if it has the power to govern the financial and operating policies of the legal parent so as to obtain benefits from its activities.

In a reverse acquisition involving only the exchange of equity, the fair value of the equity of the accounting acquiree may be used to measure consideration transferred if the value of the accounting acquiree’s equity interests are more reliably measurable than the value of the accounting acquirer’s equity interest.

On August 8, 2013, pursuant to the terms of a Stock Exchange Agreement, Diversified Mortgage Workout Corporation acquired all of the issued and outstanding shares of common stock of Arem Pacific Corporation, an Arizona company, in exchange for the issuance of 107,328,150 newly issued shares of Diversified Mortgage Workout Corporation common stock to the shareholders of Arem Pacific Corporation (Arizona). This acquisition resulted in Arem Pacific Corporation (Arizona) becoming a wholly-owned subsidiary of Diversified Mortgage Workout Corporation. Subsequent to the acquisition, Diversified Mortgage Workout Corporation changed its name to Arem Pacific Corporation. This transaction is reflected as a recapitalization, and it’s accounted for as a change in capital structure. Accordingly, the accounting for the acquisition is identical to that resulting from a reverse acquisition. Under reverse acquisition accounting, the comparative historical financial statements of the Company as the legal acquirer are those of the accounting acquirer, Arem Pacific Corporation (Arizona). The accompanying financial statements reflect the recapitalization of the stockholders’ equity as if the transactions occurred as of the beginning of the first period presented. Thus, the shares of common stock issued to the former Arem Pacific Corporation (Arizona) stockholders are deemed to be outstanding for all periods reported prior to the date of the reverse acquisition.

AREM PACIFIC CORPORATION

Notes to Condensed Unaudited Consolidated Statements

1.3

Basis of Accounting

The accompanying financial statements include the accounts of Arem Pacific Corporation (Arizona) and its wholly owned subsidiary Sanyi Group Pty Ltd which is a company domiciled in Australia. These financial statements have been prepared in accordance with the accounting principles generally accepted in the United States (“GAAP”) and Regulation S-X published by the US Securities and Exchange Commission (the “SEC”). All intercompany accounts and transactions have been eliminated. Certain prior period amounts have been reclassified to conform to the current period presentation. Such reclassifications had no effect on the prior period net income, accumulated deficit, net assets, or total shareholders' deficit. The Company has evaluated events or transactions through the date of issuance of this report in conjunction with the preparation of these consolidated financial statements. All amounts presented are in US dollars, unless otherwise noted.

The financial statements, except for cash flow information, have been prepared on an accruals basis and are based on historical costs, modified, where applicable, by the measurement at fair value of selected non-current assets, financial assets and financial liabilities. The amounts presented in the financial statements have been rounded to the nearest dollar.

1.4

Going Concern Basis

The financial statements have been prepared on the going concern basis, which assumes continuity of normal business activities and the realisation of assets and the settlement of liabilities in the ordinary course of business.

At December 31, 2015 the Company had a current asset deficiency of $87,400 (June 30, 2015 current asset deficiency of $121,080). The Company reported an after tax income of $22,659 for the six months ended December 31, 2015 (December 31, 2014 loss: $66,376).

Despite the current asset deficiency, the Company has prepared the financial statements on a going concern basis that contemplates the continuity of normal business activity, realisation of assets and settlement of liabilities at the amounts recorded in the financial statements in the ordinary course of business.

The Company believes that there are reasonable grounds to support the fact that it will be able to pay its debts as and when they become due and payable. In forming this opinion, the Company has considered the following factors:

(i)

As at December 31, 2015, $120,502 of the borrowings was owed to Xin Jin, a significant shareholder and an officer of the Company and the Director of its wholly owned subsidiary Sanyi Group Pty Ltd.

(ii)

The Directors of the Company have received a Letter of Support from Xin Jin, in which he offers to provide continuing financial support to Sanyi Group Pty Ltd to enable it to meet its liabilities as and when they become due and payable for a period of not less than 13 months from December 31, 2015. The loan of $120,502 as at December 31, 2015 to Sanyi Group Pty Ltd will not be called upon without giving at least 13 months’ notice.

If the Company is unable to continue as a going concern it may be required to realise its assets and extinguish its liabilities other than in the ordinary course of business at amounts different from those stated in the financial statements.

AREM PACIFIC CORPORATION

Notes to Condensed Unaudited Consolidated Statements

The financial statements do not include adjustments relating to the recoverability and classification of recorded asset amounts or to the amounts and classification of liabilities that might be necessary should the company not continue as a going concern.

1.5

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

1.6

Foreign Currency Translation

The functional currency of our foreign subsidiary is its local currency. Assets and liabilities of the foreign subsidiary are translated into US dollars at period-end exchange rates, stockholders’ equity is translated at the historical rates and the consolidated statement of operations and cash flows are translated at average exchange rates during the reporting periods. Resulting translation adjustments are recorded in accumulated other comprehensive income, a separate component of stockholders’ equity. A component of accumulated other comprehensive income will be released into income when the Company executes a partial or complete sale of an investment in a foreign subsidiary or a group of assets of a foreign subsidiary considered a business and/or when the Company no longer holds a controlling financial interest in a foreign subsidiary or group of assets of a foreign subsidiary considered a business.

Transactions denominated in currencies other than the local currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in foreign currency transaction gains and losses that are reflected in results of operations as unrealized (based on period end translation) and realized (upon settlement of the transactions) and reported under other general expenses in the consolidated statement of operations.

1.7

Cash and Cash Equivalents and Concentration of Credit Risk

The Company considers all highly liquid short term investments with original maturities of three months or less at the date of acquisition to be cash equivalents. The carrying value of cash and cash equivalents approximates fair value due to the short term nature of these instruments.

The Company's financial instruments exposed to concentrations of credit risk consist primarily of cash and cash equivalents. Cash and cash equivalents are held in several Australian bank accounts and time deposit accounts. The Company regularly assesses the level of credit risk we are exposed to and whether there are better ways of managing credit risk. The Company invests its cash and cash equivalents with reputable financial institutions. The Company has not incurred any losses related to these deposits.

AREM PACIFIC CORPORATION

Notes to Condensed Unaudited Consolidated Statements

1.8

Accounts Receivable

The collectability of accounts receivable is continuously monitored and analysed based upon historical experience. The use of judgment is required to establish a provision for allowance for doubtful accounts for specific customer collection issues identified. The allowance for doubtful accounts was $0 as of December 31, 2015 and June 30, 2015 respectively.

1.9

 Property and Equipment

Property and equipment are recorded at cost. Costs of renewal and improvements that substantially extend the useful lives of assets are capitalised. Maintenance and repair costs are expensed when incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from two to ten years.

Derecognition

An item of plant and equipment is derecognised upon disposal or when no further economic benefits are expected from its use or disposal.

1.10

 Leases

Leases of fixed assets, where substantially all the risks and benefits incidental to the ownership of the asset – but not the legal ownership – are transferred to entities in the consolidated group, are classified as finance leases.

Finance leases are capitalised by recognising an asset and a liability at the lower of the amounts equal to the fair value of the leased property or the present value of the minimum lease payments, including any guaranteed residual values. Lease payments are allocated between the reduction of the lease liability and the lease interest expense for the period.

Leased assets are depreciated on a straight-line basis over the shorter of their estimated useful lives or the lease term.

Lease payments for operating leases, where substantially all the risks and benefits remain with the lessor, are recognised as expenses on a straight-line basis over the lease term.

1.11

Payables

Payables are carried at amortised cost and, due to their short-term nature, they are not discounted. They represent liabilities for goods and services provided to the Group prior to the end of the financial period that are unpaid and arise when the Group becomes obliged to make future payments in respect of the purchase of these goods and services. The amounts are unsecured and are usually paid within 30 days of recognition.

AREM PACIFIC CORPORATION

Notes to Condensed Unaudited Consolidated Statements

1.12

 Provisions

Provisions are recognised when the Group has a legal or constructive obligation, as a result of past events, for which it is probable that an outflow of economic benefits will result and that outflow can be reliably measured. Provisions are measured using the best estimate of the amounts required to settle the obligation at the end of the reporting period.

1.13

 Loans and Borrowings

All loans and borrowings are initially recognised at cost, being the fair value of the consideration received net of issue costs associated with the borrowing.

After initial recognition, interest-bearing loans and borrowings are subsequently measured at amortised cost using the effective interest method. Amortised cost is calculated by taking into account any issue costs, and any discount or premium on settlement.

The Company’s current liabilities include a loan from a shareholder which are not interest bearing. The shareholder has provided a letter of support to Sanyi Group Pty Ltd which states that the loan to the Company will not be recalled without giving at least 13 months’ notice. The loan is not evidenced by a promissory note.

Loans are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least 12 months after the reporting date.

1.14

Revenue Recognition

Revenue is measured at the fair value of the consideration received or receivable after taking into account any discounts.

The Company derives revenue primarily through the provision of therapeutic health services from its Oriental Holistic Health Centres.  Revenue is recognized when persuasive evidence of an arrangement exists, the services have been rendered to customers, the pricing is fixed or determinable and collection is reasonably assured. This is generally based on the completion of services provided to the customers at the Oriental Holistic Health Centres and settlement of the transactions either by cash or credit card payments.

Interest revenue is recognised using the effective interest method, which for floating rate financial assets is the rate inherent in the instrument. Dividend revenue is recognised when the right to receive a dividend has been established.

All revenue is stated net of the amount of goods and services tax.

AREM PACIFIC CORPORATION

Notes to Condensed Unaudited Consolidated Statements

1.15

Income Tax

Taxes payable is based on taxable profit for the period which excludes items of income or expense that are taxable or deductible in other periods. Taxable profit also excludes items that are never taxable or deductible. Company’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted as of the balance sheet date.

Deferred income tax expense is calculated using the liability method in accordance with ASC 740 Income Taxes. Deferred tax assets and liabilities are classified as non-current in the balance sheet and are measured based on the difference between the carrying value of assets and liabilities for financial reporting and their tax basis when such differences are considered temporary in nature. Temporary differences related to intercompany profits are deferred using the buyer’s tax rate. Deferred tax assets are reviewed for recoverability every balance sheet date, and the amount probable of recovery is recognised.

Deferred income tax expense represents the change in deferred tax asset and liability balances during the period except for the deferred tax related to items recognised in other comprehensive income or resulting from a business combination or disposal. Changes resulting from amendments and revisions in tax laws and tax rates are recognised when the new tax laws or rates become effective or are substantively enacted. Uncertain tax positions are recognised in the financial statements based on management’s expectations.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities, when they related to income taxes levied by the same taxation authority, and when the Group intends to settle its current tax assets and liabilities on a net basis.

Deferred taxes are not provided on undistributed earnings of subsidiaries when the timing of the reversal of this temporary difference is controlled by Company and is not expected to happen in the foreseeable future. This is applicable for the majority of Company’s subsidiaries.

1.16

Goods and Services Tax (GST)

Revenues, expenses and assets are recognised net of the amount of GST, except where the amount of GST incurred is not recoverable from the Australian Taxation Office (ATO).

Receivables and payables are stated inclusive of the amount of GST receivable or payable. The net amount of GST recoverable from, or payable to, the ATO is included with other receivables or payables in the statement of financial position.

Cash flows are presented on a gross basis. The GST components of cash flows arising from investing or financing activities, which are recoverable from or payable to the ATO, are presented as operating cash flows included in receipts from customers or payments to suppliers.

AREM PACIFIC CORPORATION

Notes to Condensed Unaudited Consolidated Statements

1.17

Earnings (Loss) per Common Share

Basic earnings (loss) per common share is computed by dividing income or losses available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per common share is computed similar to basic net income or losses per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all the potential common shares, warrants and stock options had been issued and of the additional common shares were dilutive. Diluted earnings (loss) per common share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method for the outstanding options and the if-converted method for the outstanding convertible preferred shares. Under the treasury stock method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Under if –converted method, convertible outstanding instruments are assumed to be converted into common stock at the beginning of the period (or at the time of issuance, if later).

1.18

Accumulated Other Comprehensive Income (Loss)

Comprehensive income (loss) is presented net of applicable income taxes in the accompanying consolidated statements of stockholders' equity and comprehensive income (loss). Other comprehensive income (loss) is comprised of revenues, expenses, gains, and losses that under GAAP are reported as separate components of stockholders' equity instead of net income (loss).

1.19

Recently Issued Accounting Standards

In February 2013, the FASB issued Accounting Standards Update ("ASU") No. 2013-02 which requires additional disclosures regarding the reporting of reclassifications out of accumulated other comprehensive income. ASU No. 2013-02 requires an entity to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income, but only if the amount reclassified is required under GAAP to be reclassified to net income in its entirety in the same reporting period. This guidance is effective for reporting periods beginning after December 15, 2012. The Company adopted this guidance effective July 1, 2013. The Company's adoption of this standard did not have a significant impact on its consolidated financial statements.

In March 2013, the FASB issued ASU No. 2013-05, which permits an entity to release cumulative translation adjustments into net income when a reporting entity (parent) ceases to have a controlling financial interest in a subsidiary or group of assets that is a business within a foreign entity. Accordingly, the cumulative translation adjustment should be released into net income only if the sale or transfer results in the complete or substantially complete liquidation of a foreign subsidiary or foreign group of assets comprising a business. The Company's adoption of this standard did not have a significant impact on its consolidated financial statements.

AREM PACIFIC CORPORATION

Notes to Condensed Unaudited Consolidated Statements

In May 2014, the FASB issued ASU 2014-09, which establishes a comprehensive new revenue recognition standard designed to depict the transfer of goods or services to a customer in an amount that reflects the consideration the entity expects to receive in exchange for those goods or services. In doing so, companies may need to use more judgment and make more estimates than under current revenue recognition guidance. The ASU allows for the use of either the full or modified retrospective transition method, and the standard will be effective for us in the first quarter of our fiscal year 2018; early adoption is not permitted. The Company is currently evaluating which transition approach to use and the impact of the adoption of this standard on its consolidated financial statements.

There are no new significant accounting standards applicable to the Company that have been issued but not yet adopted by the Company as of December 31, 2015.

2.

Critical Accounting Estimates and Judgements

The Directors evaluate estimates and judgements incorporated into the financial statements based on historical knowledge and best available current information. Estimates assume a reasonable expectation of future events and are based on current trends and economic data, obtained both externally and within the Company.

Key Estimates

(i)

Useful lives

The Company determines the estimated useful lives and related depreciation and amortisation charges for its property, plant and equipment and finite life intangible assets. The useful lives could change significantly as a result of technical innovations or some other event. The depreciation and amortisation charge will increase where the useful lives are less than previously estimated lives, or technically obsolete or non-strategic assets that have been abandoned or sold will be written off or written down.

(ii)

Income tax

The Company is subject to income taxes in the jurisdictions in which it operates. Significant judgement is required in determining the provision for income tax. There are many transactions and calculations undertaken during the ordinary course of business for which the ultimate tax determination is uncertain. The Company recognises liabilities for anticipated tax audit issues based on the Company's current understanding of the tax law. Where the final tax outcome of these matters is different from the carrying amounts, such differences will impact the current and deferred tax provisions in the period in which such determination is made.

(iii)

Fair value measure of shares issued

The calculation of the fair value of shares issued requires significant estimate to be made in regards to several variables. The estimations made are subject to variability that may alter the overall fair value determined.

AREM PACIFIC CORPORATION

Notes to Condensed Unaudited Consolidated Statements

Key Judgements

(i)

Provision for impairment of receivables

The provision for impairment of receivables assessment requires a degree of estimation and judgement. The level of provision is assessed by taking into account the recent sales experience, the ageing of receivables, historical collection rates and specific knowledge of the individual debtors’ financial position.

(ii)

Impairment

The Company assessed that no indicators of impairment existed at the reporting date and as such no impairment testing was performed.

3.

Segment Information

The consolidated entity operates predominantly in one industry and one geographical segment, those being oriental holistic health services and Australia, respectively.

4.

Cash and Cash Equivalents

Cash at the end of the financial periods as shown in the statement of cash flows is reconciled to items in the balance sheets as follows:

	December 31, 2015	June 30, 2015

Cash at bank	$8,471	$47,165
Petty Cash	5,088	8,444
	$13,559	$55,609

5.

Other Assets

	December 31, 2015	June 30, 2015
Current
Deposits paid	$30,558	$32,201

6.

Other Receivables

	December 31, 2015	June 30, 2015
Current
Prepayment	$3,975	-
Refundable from the Australian Taxation Office	3,076	19,042
	$7,051	$19,042

AREM PACIFIC CORPORATION

Notes to Condensed Unaudited Consolidated Statements

7.

Property, Plant and Equipment

	Furniture and fittings	Office equipment	Computers	Motor vehicles	Plant and equipment	Lease Improvements	Total
At cost
Balance at July 1, 2015	$3,223	$898	$12,939	-	$20,132	$168,062	$205,254
Additions	-	-	-	-	-	-	-
Disposals	-	-	-	-	-	-	-
Balance at December 31, 2015	3,223	898	12,939	-	20,132	168,062	205,254

Accumulated depreciation and amortization
Balance at July 1, 2015	(1,986)	(883)	(6,612)	-	(13,836)	(85,145)	(108,462)
Depreciation expense	(55)	(2)	(1087)	-	(395)	(3,089)	(4,628)
Disposals	-	-	-	-	-	-	-
Balance at December 31, 2015	($2,041)	($885)	($7,699)	-	($14,231)	($88,234)	($113,090)

Net book value
As at June 30, 2015	$1,237	$15	$6,327	-	$6,296	$82,917	$96,792
As at December 31, 2015	$1,182	$13	$5,240	-	$5,901	$79,828	$92,164

8.

Accrued and Other Liabilities

	December 31, 2015	June 30, 2015
Current
Payroll liabilities	$11,926	$20,579
Other payables	4,630	12,327
	$16,556	$32,906

9.

Borrowings

`	December 31, 2015	June 30, 2015
Current
Loan from related party	$120,502	$166,919

Included in the loan balance above is an unsecured loan from Xin Jin, a significant shareholder and an officer of the Company and the Director of its wholly owned subsidiary Sanyi Group Pty Ltd. The loan bears nil interest per annum.

AREM PACIFIC CORPORATION

Notes to Condensed Unaudited Consolidated Statements

10.

Other Comprehensive Earnings

	December 31, 2015	June 30, 2015
Foreign currency translation reserve	$55,848	$49,455

11.

Income Tax Expense

	2015	2014
(a) The components of tax (expense)/income comprise:
Current tax
- Australia	-	-
- US	-	-
Total	-	-

Deferred tax
- Australia	-	-
- US	-	-
Total	-	-

(b) The prima facie tax on profit from ordinary activities before income tax is reconciled to income tax as follows:

Profit/(loss) from continuing operations before income tax expense:
- Australia	$22,659	($66,376)
- US	-	-
Total	$22,659	($66,376)

Income tax expense/(credit) at statutory rate:
- Australia	$6,798	($19,913)
- US	-	-
Total	$6,798	($19,913)

Tax expense reconciliation:
Tax losses not recognised as deferred tax assets	-	$19,913
Recoupment of prior years’ losses	(6,798)	-
Consolidated income tax expense	-	-

AREM PACIFIC CORPORATION

Notes to Condensed Unaudited Consolidated Statements

12.

Capital and Leasing Commitments

There was no capital expenditure at December 31, 2015.

The following table summarizes the Company’s future minimum leasing commitments under non-cancellable operating leases at December 31, 2015:

Total
Amounts payable in fiscal year
2016	26,042
2017	54,453
2018	57,197
2019	60,057
2020	8,471
206,220

13.

Contingencies

From time to time, the Company is involved in routine litigation that arises in the ordinary course of business. There are no pending significant legal proceedings to which the Company is a party for which management believes the ultimate outcome would have a material adverse effect on the Company’s financial position.

14.

Related Party Transactions

(a)

Parent entity

The ultimate parent entity which exercises control over the Group is Arem Pacific Corporation.

(b)

Subsidiary

Upon closing of the reverse acquisition on August 8, 2013, Arem Pacific Corporation (Arizona) became a wholly owned subsidiary of Arem Pacific Corporation (a Delaware company, formerly Diversified Mortgage Workout Corporation).

Sanyi Group Pty Ltd is a wholly owned subsidiary of Arem Pacific Corporation (Arizona) which is incorporated in Australia.

AREM PACIFIC CORPORATION

Notes to Condensed Unaudited Consolidated Statements

(c)

Outstanding balances with related parties

The following balances are outstanding at reporting date in relation to transactions with related parties:

	December 31, 2015	June 30, 2015
Loan from related party	$120,502	$166,919

Included in the loan balance above is an unsecured loan from Xin Jin, a significant shareholder and an officer of the Company and the Director of its wholly owned subsidiary Sanyi Group Pty Ltd.

15.

Events After the Reporting Period

There has not arisen in the interval between the end of the financial period and the date of these financial statements any other item, transaction or event of a material and unusual nature likely, in the opinion of the Directors of the Company, to affect significantly the operation of the Company, the results of those operations, or the state of affairs of the Company, in future financial years.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Item	Amount ($)
SEC Registration Fee	68.95
Transfer Agent Fees	1,000.00
Legal Fees	20,000.00
Accounting Fees	20,000.00
EDGAR Format	1,000.00
Miscellaneous	1,000.00
TOTAL	43,068.95

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation - a "derivative action"), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

Pursuant to Article XI of our original Articles of Incorporation, we are authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents  if such person acted in good faith and in a manner reasonably believed to be in the best interests of the company. (and any other persons to which Delaware law permits us to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to action for breach of duty to us, our stockholders and others. The termination of such action, including if by convictions, shall not in and of itself create a presumption that such party did not act in good faith. The rights conferred on any person by this section shall not be exclusive of any other rights which such person may have or hereafter acquire under any by-law, agreement, vote of the stockholders or disinterested directors or otherwise.

Pursuant to Article V of our Bylaws, the Company shall, to the maximum extent permitted by the DGCL shall indemnify any officer and director who was or is a party to any threaten, pending, or completed action, whether criminal or civil, administrative or investigative by reason of the fact that he is or was a direction or officer of the Company, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the Company, provided that such party acted in good faith and in the manner reasonably believed to be in the best interest of the Company. .Such benefit shall inure to the heirs, executors and administrators of any officer and director. The rights conferred on any person by the Bylaws shall not be exclusive of any other rights which such person may have or hereafter acquire under any law, agreement, vote of the stockholders or otherwise. Any repeal or modification of this section of the Bylaws, to the extent permitted by law, shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15. Recent Sales of Unregistered Securities

On June 9, 2015, the Company issued a total of 35,991,000 shares of common stock to 41 persons who have provided consulting and other services to the Company. This issuance includes 2,500,000 shares issued to the Company’s chairman. The offer and sale of the securities was effected under  Regulation S promulgated under the Securities Act, as amended, as each such shareholder is a non-US Person, was not acquiring the shares on behalf of a US Person, and will not sell the shares unless pursuant to a registration statement or an available exemption.

On May 1, 2015, the Company issued a total of 1,000,000 shares of common stock to a third party to provide marketing services for the Company. The offer and sale of the securities was effected under  Regulation S promulgated under the Securities Act, as amended, as each such shareholder is a non-US Person, was not acquiring the shares on behalf of a US Person, and will not sell the shares unless pursuant to a registration statement or an available exemption.

On March 18, 2015, the Company issued a total of 25,512,707 shares of common stock to 18 persons who have provided consulting and other services for the Company. The offer and sale of the securities was effected under  Regulation S promulgated under the Securities Act, as amended, as each such shareholder is a non-US Person, was not acquiring the shares on behalf of a US Person, and will not sell the shares unless pursuant to a registration statement or an available exemption.

On December 18, 2014, the Company issued a total of 22,618,933 shares of common stock to 36 persons. The offer and sale of the securities was effected under  Regulation S promulgated under the Securities Act, as amended, as each such shareholder is a non-US Person, was not acquiring the shares on behalf of a US Person, and will not sell the shares unless pursuant to a registration statement or an available exemption.

On October 8, 2014, the Company issued a total of 8,000,000 shares of common stock to a third party to provide marketing services for the Company. The offer and sale of the securities was effected under  Regulation S promulgated under the Securities Act, as amended, as each such shareholder is a non-US Person, was not acquiring the shares on behalf of a US Person, and will not sell the shares unless pursuant to a registration statement or an available exemption.

On July 14, 2014, the Company issued a total of 8,170,000 shares of common stock to 24 persons who have provided consulting and other services for the Company.. The offer and sale of the securities was effected under  Regulation S promulgated under the Securities Act, as amended, as each such shareholder is a non-US Person, was not acquiring the shares on behalf of a US Person, and will not sell the shares unless pursuant to a registration statement or an available exemption.

On January 10, 2014, the Company issued a total of 460,000 shares of common stock to 16 persons who have provided consulting and other services for the Company. The offer and sale of the securities was effected under  Regulation S promulgated under the Securities Act, as amended, as each such shareholder is a non-US Person, was not acquiring the shares on behalf of a US Person, and will not sell the shares unless pursuant to a registration statement or an available exemption.

On September 30, 2013, December 20, 2013 and March 28, 2014, the Company issued 1,000,000, 4,000,000 and 3,000,000 shares of common stock, respectively to a consultant of the Company. The offer and sale of the securities was effected in reliance on Section 4(a)(2) of the Securities Act, as amended, because the consultant has pre-existing relationship with the officers of the Company and had access to all company information. In addition, the shares of common stock received were issued as restricted securities and all certificates issued contained a legend stating the shares have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and the sale of the shares under the Securities Act.

On August 8, 2013, the Company completed a Share Exchange Agreement with Arem Pacific Corporation, an Arizona corporation (“Arem-Arizona”), pursuant to which each shareholder of Arem Arizona exchange their shares in Arem Arizona for common stock in the Company. Pursuant to that transaction, we issued 107,328,150 shares of common stock to 60 shareholders of Arem Arizona. The offer and sale of the securities was effected under  Regulation S promulgated under the Securities Act, as amended, as each such shareholder is a non-US Person, was not acquiring the shares on behalf of a US Person, and will not sell the shares unless pursuant to a registration statement or an available exemption.

Item 16. Undertakings

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Item 17. Exhibits.

Exhibit	Description
3.1(a)	Articles of Incorporation of Registrant (2)
3.1(b)	Articles of Incorporation of Arem Pacific Corporation, an Arizona corporation (2)
3.1(c)	Constitution of Sanyi Pty Ltd. (2)
3.2(a)	Bylaws of the Registrant (2)
5.1	Opinion of Daniel H Luciano, Esq. (1)
10.1	Stock Exchange Agreement between the Company and Arem Pacific Corp and its shareholders dated August 8, 2013.(2)
10.2	Acquisition Agreement, dated June 30, 2012, by and between Arem Pacific Corporation and Sanyi Pty Ltd.(2)
10.3	Letter of Support from Mr. Xin Jin. (3)
10.4	Trademark License Agreement effective June 30, 2012 by and between the Company and JNS Family Trust. (1)
23.1	Consent of Attorney Daniel H. Luciano, Incorporated in Exhibit 5.1 (1)
23.2	Consent of ShineWing Australia (1)

__________________________________________________________

(1) Filed herewith.

(2) Filed as an exhibit to Registrant’s Form S-1 on September 23, 2015.

(3) Filed as an exhibit to Registrant’s Form S-1/A on February 9, 2016.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, in the Melbourne, Victoria, Australia, on the 6th day of April, 2016.

Arem Pacific Corporation

             (Registrant)

By: /s/ Thomas Tang

Name: Thomas Tang

Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Tang, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Arem Pacific Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature:	/s/ Thomas Tang	/s/ Allan Qiu
	Thomas Tang	Allan Qiu
Title:	President and Chief Executive Officer	Chief Financial Officer and Director

Date: April 6, 2016